UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No._ )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

FIRST AMERICAN FINANCIAL
CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2024 Notice of annual meeting and proxy statement first American financial Corporation

2023 notice of annual meeting and proxy statement

First American Financial Corporation

April 1, 2024

Dear Fellow Stockholder,

You are cordially invited to attend our annual meeting of stockholders at 1:00 PM Pacific time, on May 21, 2024. This year’s annual meeting of stockholders will be held in a virtual-only meeting format online via live webcast using a unique link to be provided by email after registering at register.proxypush.com/FAF.

With this letter, we are including the notice for the annual meeting, the proxy statement and the proxy card. We are also including a copy of our 2023 annual report. More information regarding how to vote, participate in, and submit questions for the annual meeting can be found in the proxy statement.

We have made arrangements for you to vote your proxy over the Internet or by telephone, as well as by mail with the traditional proxy card. The proxy card contains instructions on these methods of voting.

Your vote is important. Whether or not you plan on participating in the virtual annual meeting on May 21, 2024, we hope you will vote as soon as possible.

Thank you for your continued support of First American Financial Corporation.

Dennis J. Gilmore Chairman of the Board	Kenneth D. DeGiorgio Chief Executive Officer

First American Financial Corporation	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	Matters to be voted on
May 21, 2024	Proposal		Board Recommendation
Time
1

Election of the three persons named in the accompanying proxy statement to serve as Class II directors on our board of directors for a three-year term expiring on the date of the 2027 annual meeting of stockholders.

Vote For
1:00 PM Pacific Time
Website
	2	Approval, on an advisory basis, of our Company’s executive compensation.	Vote For
register.proxypush.com/FAF
	3	Ratification of the selection of PricewaterhouseCoopers LLP as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	Vote For

Who can vote Only stockholders of record at the close of business on March 25, 2024 are entitled to notice of the meeting and an opportunity to vote.
At the meeting, we will also transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

This year’s meeting will be held in a virtual-only meeting format online via live webcast. To participate in the meeting, stockholders must go to register.proxypush.com/FAF with the control number provided on their proxy card or voting instruction form and register by following the instructions. Upon completing registration, a stockholder will receive further instructions via email, including a unique link that will allow that stockholder access to the meeting. During the meeting, stockholders may vote and submit questions. For additional information on voting at or participating in the meeting online, including how to submit questions, please see “Questions and Answers” on page 74.

How to vote your shares before the meeting

Your vote is very important. Please submit your vote by proxy as soon as possible via the Internet, telephone or mail. Brokers are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting.

VIA THE INTERNET Visit the website listed on your proxy card, notice or voting instruction form.	BY PHONE Call the phone number listed on your proxy card or voting instruction form.	Y	BY MAIL Complete, sign, date and return your proxy card or voting instruction form in the envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 21, 2024: First American Financial Corporation’s notice of annual meeting and proxy statement, annual report and other proxy materials are available at www.firstam.com/proxymaterials.

Meeting Contingencies

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the chair of the meeting will convene the meeting at 2:00 P.M. Pacific Time on the date specified above and at our address, 1 First American Way, Santa Ana, CA 92707, solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of our website at investors.firstam.com.

Lisa W. Cornehl

Senior Vice President, Chief Legal Officer and Secretary

Santa Ana, California

April 1, 2024

First American Financial Corporation 2024 Proxy Statement | i

First American Financial Corporation 2024 Proxy Statement | ii

First American Financial Corporation

PROXY STATEMENT

Solicitation of Proxies by the Board of Directors

First American Financial Corporation's Notice of Annual Meeting, Proxy Statement, Annual Report and other proxy materials are available at www.firstam.com/proxymaterials

The board of directors (our “Board”) of First American Financial Corporation, a Delaware corporation (our “Company,” “we” or equivalent terms), is soliciting proxies from holders of our common stock for use at the annual meeting of our stockholders to be held on May 21, 2024, at 1:00 PM Pacific time. The meeting will be held in a virtual-only meeting format online via live webcast using a unique link to be provided by email after registering at register.proxypush.com/FAF. We have included information on how to vote, submit questions, and participate in the virtual meeting in the “Questions and Answers” section on pages 74-80.

We are mailing this proxy statement and the enclosed proxy card, notice of annual meeting, stockholders letter and 2023 annual report to our stockholders on or about April 1, 2024. In lieu of a proxy card, holders of shares held in street name through a bank, broker or other nominee are receiving a voting instruction form from their bank, broker or other nominee. As used herein, references to “proxy” or “proxy card” also refer to the voting instruction form provided to street name holders.

The remainder of this proxy statement has been divided into five sections. You should read all five sections before you vote.

I.
Proposals: this section provides information relating to the proposals to be voted on at the stockholders’ meeting.
II.
Required Information: this section contains information that is required by law to be included in this proxy statement and which has not been included in the other sections.
III.
Corporate Responsibility and Sustainability: this section highlights some of our efforts to reduce our environmental impact and to improve the communities in which we operate.
IV.
Questions and Answers: this section provides answers to a number of frequently asked questions related to the stockholders’ meeting.
V.
Other Information: this section provides other information regarding this proxy, including instructions about how to obtain a copy of our annual report.

The Compensation Discussion and Analysis section contains certain financial measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). Please see Appendix A for the rationale behind the presentation of these measures and a reconciliation of these amounts to the nearest GAAP financial measures.

First American Financial Corporation 2024 Proxy Statement | 1

I. Proposals

Information Regarding the Nominees for Election

The following list provides information with respect to the three persons nominated and recommended to be elected as a Class II director by our Board, to serve for a three-year term expiring on the date of the 2027 annual meeting of stockholders. Each of the nominees is currently serving as a director of our Company and was previously elected by stockholders at the 2021 annual meeting of stockholders.

Age: 65 Director since: 2010 Committees: Executive Independent: No

DENNIS J. GILMORE

Mr. Gilmore has served as chairman of the Board since February 2022 and as a director since 2010. He served as our chief executive officer from 2010 to 2022. From 1993 to 2010, he served in various managerial roles with The First American Corporation, including as the chief executive officer of its financial services group and as its chief operating officer. As the Company’s former chief executive officer, Mr. Gilmore brings to our Board significant operational and executive management experience specific to our Company’s businesses and our industry.

Age: 70 Director since: 2015 Committees: Governance (chair) Independent: Yes

MARGARET M. MCCARTHY

Ms. McCarthy retired in 2019 as executive vice president of CVS Health Corporation, a health innovation company (NYSE: CVS), supporting the technology integration following the completion of CVS Health’s acquisition of Aetna, Inc. in 2018. She served as executive vice president of operations and technology for Aetna, Inc., a diversified healthcare benefits company, from 2010 until 2018, where she was responsible for innovation, technology, data security, procurement, real estate and service operations. Prior to joining Aetna in 2003, she served in various information technology-related roles, including at CIGNA Healthcare, Catholic Health Initiatives and Andersen Consulting (now Accenture), as well as a consulting partner at Ernst & Young. She is a director of Marriott International, Inc. (NASDAQ: MAR), an operator, franchisor, and licensor of hotel, residential, and timeshare properties worldwide; American Electric Power (NYSE: AEP), an electrical energy company; and Alignment Healthcare, Inc. (NASDAQ GS: ALHC), a tech-enabled Medicare Advantage company. She served as a director of Brighthouse Financial, Inc. (NASDAQ GS: BHF), a life and annuity insurance company from 2018 to 2021. Given her extensive experience managing large groups of employees, complex processes and enterprise-critical technology, Ms. McCarthy brings to the Board valuable insights into areas of critical import to the operations of the Company, including privacy and cybersecurity.

First American Financial Corporation 2024 Proxy Statement | 2

I. Proposals

Age: 66 Director since: 2018 Committees: Governance Audit Independent: Yes

MARTHA B. WYRSCH

Ms. Wyrsch retired in 2019 as executive vice president and general counsel for Sempra Energy, a leading energy services company, where she oversaw the company’s legal affairs and compliance initiatives. Prior to joining Sempra Energy in 2013, Ms. Wyrsch served as the president of Vestas American Wind Technology from 2009 to 2012, where she had direct responsibility for all North American sales, construction, service and maintenance. In addition to her executive leadership roles, she served as a member of the board of directors of Spectra Energy Corporation and SPX Corporation. She currently serves on the board of directors of Quanta Services, Inc. (NYSE: PWR), a specialized contracting services company, and National Grid plc (FTSE:NG; NYSE:NGG), an investor-owned utility managing electric and natural gas assets in the United Kingdom and United States. From 2012 to 2021 she also served as a director of Spectris plc, a publicly traded company listed on the London Stock Exchange, and from 2019 to 2020 as a director of Noble Energy, Inc. (NYSE: NBL), an energy exploration and production company. As an accomplished director for publicly-traded companies, and with deep experience leading intricate businesses, Ms. Wyrsch provides valuable insight into how we can enhance our operations and effectively serve our customers.

Information Regarding the Other Incumbent Directors

The following lists provide information with respect to the individuals currently serving as Class III directors, whose current term expires at the 2025 annual meeting of stockholders, and Class I directors, whose term expires in 2026. The Class III directors were previously elected by stockholders at the 2022 annual meeting, and the Class I directors were previously elected by stockholders at the 2023 annual meeting.

Class III Directors—Term Expiring 2025

Age: 60 Director since: 2017 Committees: Governance Independent: Yes

REGINALD H. GILYARD

Mr. Gilyard has been a senior advisor with The Boston Consulting Group, a global management consulting company, since 2012. From 2012 to 2017, he was dean of the Argyros School of Business and Economics at Chapman University. From 1996 to 2012, he held various other positions with The Boston Consulting Group, including as a partner and managing director. He is a director of CBRE Group, Inc. (NYSE: CBRE), a commercial real estate services and investment firm; Realty Income Corporation (NYSE: O), a real estate investment trust; and Orion Office REIT Inc. (NYSE: ONL), a suburban office focused net lease real estate investment trust. He began his career serving in the United States Air Force. With his in-depth understanding of the complexities of large businesses and keen grasp of customer needs across a variety of industry sectors, Mr. Gilyard brings to the Board a unique perspective on how we can make our operations more efficient and serve our customers better.

First American Financial Corporation 2024 Proxy Statement | 3

I. Proposals

Age: 76 Director since: 2010 Committees: Compensation Executive (chair) Independent: Yes

PARKER S. KENNEDY

Mr. Kennedy is our chairman emeritus and lead independent director. He served as chairman of our Board from 2010 to 2022. Mr. Kennedy served as executive chairman of the Company from 2010 to 2012. From 2003 to 2010, he served as chairman and chief executive officer of The First American Corporation, the Company’s prior parent company, and as its president from 1993 to 2004. He served as a director of The First American Corporation and, as renamed in 2010, CoreLogic, Inc., from 1987 to 2011, and was CoreLogic, Inc.’s executive chairman from 2010 to 2011. He is a director of the Automobile Club of Southern California. We believe that Mr. Kennedy, who has worked with us in various capacities for over 40 years, has unparalleled executive experience in our industry. He also brings to the Company an incomparable understanding of our history and culture.

Age: 69 Director since: 2013 Committees: Audit Compensation Independent: Yes

MARK C. OMAN

Mr. Oman retired from Wells Fargo & Company in 2011, after serving it or its predecessors since 1979. He held numerous positions at Wells Fargo, including senior executive vice president (home and consumer finance) from 2005 until his retirement and group executive vice president (home and consumer finance) from 2002 to 2005. Mr. Oman also served as a director and the chief executive officer of Wachovia Preferred Funding Corp. from 2009 to 2011. He is currently involved with several private ventures and serves on a variety of private-company and non-profit boards. Mr. Oman brings to the Board important insights into the mortgage market and working with large mortgage lenders.

First American Financial Corporation 2024 Proxy Statement | 4

I. Proposals

Class I Directors—Term Expiring 2026

Age: 52 Director since: 2022 Committees: None Independent: No

KENNETH D. DEGIORGIO

Mr. DeGiorgio has served as our chief executive officer since February 2022. From 2021 to 2022 he was our president with oversight responsibility for the Company’s operating groups, including its title insurance, specialty insurance and data and analytics businesses. He served as executive vice president from 2010 to 2021, overseeing the Company's international division, trust company and various corporate functions. He serves as a director of Offerpad Solutions Inc. (NYSE:OPAD), a leading tech-enabled real estate company, and Lev Inc., a privately held technology company focused on digitizing commercial real estate financing. With over 24 years of service to our Company in various operational and corporate roles, Mr. DeGiorgio provides our Board with an in-depth understanding of the Company’s businesses, risk profile and competitive landscape.

Age: 77 Director since: 2010 Committees: Audit (chair) Executive Independent: Yes

JAMES L. DOTI

Dr. Doti has been a professor of economics at Chapman University since 1974 and served as Chapman University’s president from 1991 to 2016. He previously served on the boards of The First American Corporation, the Company’s prior parent company, Standard Pacific Corp. and Fleetwood Enterprises, Inc. Given his experience as president of Chapman University and his doctorate in economics from the University of Chicago, Dr. Doti gives our Company insight into the organizational challenges that large companies face and the impact of the economic environment on the Company.

Age: 78 Director since: 2011 Committees: Compensation (chair) Independent: Yes

MICHAEL D. MCKEE

Mr. McKee has served as a principal of The Contrarian Group, a private equity firm, since 2018. He is the chairman of Realty Income Corporation (NYSE: O), a real estate investment trust, and the Tiger Woods Foundation. He served as a director of HCP, Inc. (NYSE: HCP), a publicly traded real estate investment trust, from 1989 to 2018, as executive chairman of HCP from 2016 to 2018 and, during 2016, he also served as interim chief executive officer and president of HCP. From 2010 to 2016, Mr. McKee was chief executive officer of Bentall Kennedy (U.S.), a registered real estate investment advisor. He also served as the chief executive officer and vice chairman of the board of directors of The Irvine Company, a privately-held real estate development and investment company, and as a partner with the law firm of Latham & Watkins LLP. Mr. McKee brings to the Board significant operating and executive management experience. This experience, combined with Mr. McKee’s extensive background in the real estate industry, facilitates the Board’s oversight of the Company’s operations and enhances its ability to assess strategic opportunities.

First American Financial Corporation 2024 Proxy Statement | 5

I. Proposals

Age: 72 Director since: 2022 Committees: None Independent: No

MARSHA A. SPENCE

Ms. Spence served as chairman of the board of Mother Lode Holding Co., a provider of title insurance, underwriting and escrow services for residential and commercial real estate transactions, and a wholly-owned subsidiary of the Company, from 2006 until her retirement in 2023. She joined Placer Title Company, now Mother Lode’s principal subsidiary, in 1977 and had managerial roles involving increased responsibility, including as Mother Lode’s chief executive officer from 2001 to 2021. Ms. Spence served on the California Land Title Association Board of Governors for 10 years, serving as board president from 2005 to 2006. Ms. Spence brings to the Board deep industry knowledge and experience leading a highly successful, multi-brand title business.

See the section entitled “Security Ownership of Management,” which begins on page 12, for information pertaining to stock ownership of our directors. There are no family relationships among any of the directors or nominees or any of our executive officers. There are no arrangements or understandings between any director and any other person pursuant to which any director was or is to be selected as a director.

First American Financial Corporation 2024 Proxy Statement | 6

I. Proposals

Our Board is composed of directors who possess a mix of skills and experience that we believe align with, and facilitate effective oversight of, the Company’s strategy and risks. The following chart presents the percentage of director nominees and the other incumbent directors who possess substantive skills and have self-reported as being from experienced to highly experienced in these areas.

Board of Directors Skills and Experience

First American Financial Corporation 2024 Proxy Statement | 7

I. Proposals

Our Board believes that a diverse board is better able to effectively oversee the Company’s management and strategy and better positions the Company to deliver long-term value for our stockholders. As outlined on page 15, our Board utilizes a broad conception of diversity, recognizing that gender, race, ethnicity and other factors add to the overall mix of perspectives of our Board as a whole. The following graph presents self-reported information regarding the gender, race and ethnic diversity profile of our directors.

Directors Self-Reporting Diversity
Male				70%
Female		30%
African American	10%
Caucasian					90%
Overall Diversity			40%

First American Financial Corporation 2024 Proxy Statement | 8

I. Proposals

Item 1. Election of Class II Directors

Our certificate of incorporation provides for a classified Board. Each person elected as a Class II director at the annual meeting of stockholders will serve for a three-year term expiring on the date of the 2027 annual meeting and until his or her successor in office is elected and qualified. Our Board has nominated the following individuals for election as Class II directors:

Dennis J. Gilmore
Margaret M. McCarthy
Martha B. Wyrsch

Unless otherwise specified by you in your proxy card, the proxies solicited by our Board will be voted “FOR” the election of each of the Class II director nominees. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominee(s) as shall be designated by our Board. Our Board presently has no knowledge that any of the nominees will be unable or unwilling to serve.

Our Board recommends that you vote "FOR" each of these Class II director nominees.

First American Financial Corporation 2024 Proxy Statement | 9

I. Proposals

Item 2. Advisory Vote to Approve Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934 and Securities and Exchange Commission (“SEC”) rules, we are seeking the advice of our stockholders on the compensation of our named executive officers (“NEOs”) as presented in the “Executive Compensation” section of this proxy statement commencing on page 21. Specifically, we are seeking stockholder approval of the following resolution:

“RESOLVED, that the stockholders of First American Financial Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2024 annual meeting of stockholders.”

We refer to this proposal as a “Say on Pay” proposal. As part of its process in determining executive compensation levels for 2023, the Compensation Committee has reviewed the results of last year’s Say on Pay proposal, in which approximately 95% of our Company’s shares present and entitled to vote approved, on an advisory basis, 2022 executive compensation. The stockholder support for the prior Say on Pay proposal reinforces the Compensation Committee’s belief that it should continue its practice of implementing and overseeing executive compensation programs that provide for a substantial portion of the executive officers’ total compensation to be related to our Company’s consolidated financial performance. It also reinforces the Compensation Committee’s view that, for executive officers, the mix of compensation should be weighted heavily toward at-risk pay and should include a substantial portion payable in equity. This is consistent with the overall philosophy of maintaining a pay mix that results fundamentally in a pay-for-performance orientation and a strong alignment between the interests of executive officers and long-term stockholders.

The results of the 2023 executive compensation program are included in the section entitled “Compensation Discussion and Analysis” commencing on page 21. As a whole, executive compensation was down for the second consecutive year in 2023 amidst historically difficult market conditions and a cybersecurity incident that occurred in December 2023 which materially impacted the Company's operations and, consequently, our fourth quarter financial results. These factors directly impacted executive compensation levels for the year, as reflected in the metric results for annual incentive plan compensation being at 60% of target for 2023 (subject to the Discretionary Adjustment, as described in the Compensation Discussion and Analysis) compared to a 77% of target payout for 2022. Stockholders are urged to read the Compensation Discussion and Analysis as well as the Summary Compensation Table and related compensation tables and narrative, appearing on pages 51 through 61, in their entirety.

While this vote to approve executive compensation is not binding, the Compensation Committee intends to review the results of the vote in connection with its ongoing analysis of our Company’s compensation programs. We expect to include a Say on Pay proposal in our proxy materials on an annual basis and, thus, we expect that the next Say on Pay proposal will occur at our 2025 annual meeting, taking into consideration the results of the Say on Frequency vote.

Our Board recommends that you vote "FOR" the approval, on an advisory basis, of our Company's executive compensation.

First American Financial Corporation 2024 Proxy Statement | 10

I. Proposals

Item 3. Ratification of Selection of Independent Auditor

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Representatives of PwC are expected to participate in the annual meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the Audit Committee is seeking ratification of its selection of PwC from our stockholders as a matter of good corporate governance. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of PwC and will either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our Company’s best interests and those of our stockholders.

Our Board recommends that you vote "FOR" the foregoing proposal to ratify the selection of PwC as our Company's independent registered public accounting firm.

First American Financial Corporation 2024 Proxy Statement | 11

II. Required Information

Security Ownership of Management

The following table sets forth the total number of our shares of common stock beneficially owned and the percentage of the outstanding shares so owned as of the record date by:

•
each director (and each nominee for director);
•
each executive officer named in the “Summary Compensation Table” on page 51 (each, a “named executive officer”); and
•
all current directors and executive officers as a group.

Unless otherwise indicated in the notes following the table, the stockholders listed in the table are the beneficial owners of the listed shares with sole voting and investment power (or, in the case of individual stockholders, shared power with such individual’s spouse) over the shares listed. Shares subject to rights exercisable within 60 days after the record date are treated as outstanding when determining the amount and percentage beneficially owned. None of the directors or officers included in the table below have the right to acquire any shares within 60 days of the record date.

Stockholders	Number of Common Shares		Percent if greater than 1%
Directors
Kenneth D. DeGiorgio	219,558		—
James L. Doti	68,842		—
Dennis J. Gilmore	593,755		—
Reginald H. Gilyard	16,286		—
Parker S. Kennedy	2,653,094	(1)	2.6%
Margaret M. McCarthy	23,238		—
Michael D. McKee	48,342		—
Mark C. Oman	45,673		—
Marsha A. Spence	—		—
Martha B. Wyrsch	13,385		—
Named executive officers who are not directors
Mark E. Seaton	133,100		—
Lisa W. Cornehl	6,897		—
Matthew F. Wajner	23,743		—
Steven A. Adams	2,449		—
All directors, named executive officers and other executive officers as a group (14 persons)	3,848,362		3.7%

(1)
Includes 2,165,546 shares held by Kennedy Enterprises, L.P., a California limited partnership of which Mr. Kennedy is the sole general partner. The limited partnership agreement pursuant to which the partnership was formed provides that the general partner has all powers of a general partner as provided in the California Uniform Limited Partnership Act, including the power to vote securities held by the partnership, provided that the general partner is not permitted to cause the partnership to sell, exchange or hypothecate any of its shares of stock of our Company without the prior written consent of all of the limited partners. Except to the extent of his voting power over the shares allocated to the capital accounts of the limited partners, Mr. Kennedy disclaims beneficial ownership of all shares held by the partnership other than those allocated to his own and his wife’s capital accounts. Includes 301,140 shares as to which Mr. Kennedy shares or may be deemed to share voting and investment power. Mr. Kennedy disclaims beneficial ownership of such shares.

First American Financial Corporation 2024 Proxy Statement | 12

II. Required Information

Board and Committee Meetings

Our Board held twelve meetings during 2023. No incumbent director attended less than 75% of the aggregate of all meetings of the Board and the committees (if any) on which the director served. From time to time, our Board and its committees may act by unanimous written consent as permitted by the laws of the State of Delaware. Our Board’s standing committees include an audit, compensation, nominating and corporate governance and executive committee. The roles and responsibilities of the audit, compensation and nominating and corporate governance committee are set forth below. The executive committee may meet from time to time in between Board meetings and may exercise the authority of the Board. The following table reflects the composition of each of the standing committees as of the date of this proxy statement.

	Audit Committee		Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Number of Meetings in 2023		6	5	3	0
Independent Directors
Dr. James L. Doti	O
Reginald H. Gilyard
Parker S. Kennedy
Margaret M. McCarthy
Michael D. McKee
Mark C. Oman
Martha B. Wyrsch
Inside Directors
Kenneth D. DeGiorgio
Dennis J. Gilmore
Marsha A. Spence
Chairperson Member Financial Expert

Audit Committee

The functions performed by the Audit Committee include:

•
reviewing internal auditing procedures, plans, results, resources and budgets;
•
selecting our independent registered public accounting firm;
•
serving as the Board’s designated risk oversight committee and reporting to the Board thereon (see the Risk Oversight section beginning on page 16 for additional details);
•
engaging with our compliance and risk management executives to review the state of enterprise compliance programs and risk management with a view to understanding the steps management has taken to monitor and control our Company’s major risk exposures;
•
reviewing with internal counsel the state of litigation, claims and regulatory matters;
•
discussing with management, internal audit and external advisors the state of internal controls and management tone;
•
directing and supervising investigations into matters within the scope of its duties;
•
reviewing with the independent registered public accounting firm the plan and results of its audit and determining the nature of other services to be performed by, and fees to be paid to, such firm;

First American Financial Corporation 2024 Proxy Statement | 13

II. Required Information

•
reviewing our Company’s information technology and information security functions; and
•
supervising the oversight of our Company’s investment portfolios.

The Audit Committee’s charter is posted in the corporate governance section of our website at www.firstam.com. Our Board has determined that Messrs. Doti and Oman are audit committee financial experts and Ms. Wyrsch is financially literate within the meaning of the SEC’s rules and regulations.

Compensation Committee

The Compensation Committee establishes compensation rates and procedures with respect to our executive officers, including the determination of their annual bonus awards, monitors our equity compensation plans, assesses risk with respect to our compensation programs and makes recommendations to the Board regarding director compensation. The Compensation Committee’s charter is posted in the corporate governance section of our website at www.firstam.com.

Additional information concerning the Compensation Committee’s processes and procedures surrounding non-employee director compensation is included in the section entitled “Director Compensation,” which begins on page 68. Additional information concerning the executive compensation policies and objectives established by the Compensation Committee, the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, and the role of executive officers and the Compensation Committee’s compensation consultant in determining executive compensation is included in the section entitled “Compensation Discussion and Analysis,” which begins on page 21, under the subsection entitled “Compensation Decision Process,” which begins on page 34.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors of our Company; recommending to the Board nominees for directorships to be filled by the Board or by the stockholders; developing, recommending to the Board and periodically reviewing the corporate governance principles applicable to our Company; overseeing our Company’s succession plan for the chief executive officer and the succession planning process for other key employees; and overseeing sustainability matters material to our Company’s business. This committee’s charter is posted in the corporate governance section of our website at www.firstam.com. The committee’s charter outlines the procedures by which certain stockholders of our Company may recommend director nominees to the Board. In particular, the committee will accept and consider, in its discretion, director recommendations from any stockholder holding in excess of five percent of our Company’s outstanding shares of common stock. Such recommendations must include the name and credentials of the recommended nominee, along with all other information required under our Bylaws, and should be timely submitted to the secretary of our Company at 1 First American Way, Santa Ana, California 92707. The committee will evaluate director candidates recommended by stockholders for election to our Board in the same manner and using the same criteria as used for any other director candidate (as described below). If the committee determines that a stockholder-recommended candidate is suitable for membership on our Board, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board or in connection with the next annual meeting of stockholders.

Our Bylaws also provide for proxy-access, which is described in the section “Stockholder Proposals, Director Nominations and Proxy Access” on page 72. In 2022, in response to stockholder feedback, we amended our Bylaws to implement majority voting in uncontested elections of directors. In contested elections, where the number of nominees exceeds the number of directors to be elected, plurality voting will continue to apply. Our Bylaws also require that any director who does not receive a majority of the votes cast will promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee and the Board.

First American Financial Corporation 2024 Proxy Statement | 14

II. Required Information

As stated in the corporate governance guidelines, the committee takes into account all factors it considers appropriate in identifying and evaluating candidates for membership on the Board, including some or all of the following: strength of character, an inquiring and independent mind, practical wisdom, mature judgment, career specialization, relevant technical skills, reputation in the community, diversity and the extent to which the candidate would fill a present need on the Board. This committee makes recommendations to the full Board as to whether or not incumbent directors should stand for re-election. However, if our Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of such directors generally is not subject to the committee process for identifying and evaluating nominees for director. The committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates and may engage a search firm to assist in identifying and evaluating potential candidates for nomination.

Our corporate governance guidelines set forth a policy for the consideration of diversity in identifying nominees for director. The policy recognizes the benefits associated with a diverse board and, as indicated above, requires that the Nominating and Corporate Governance Committee consider diversity as a factor when identifying and evaluating candidates for membership on the Board. The policy utilizes a broad conception of diversity, including professional and educational background, prior experience on other boards, political and social perspectives, as well as race, national origin, gender and sexual orientation. The Nominating and Corporate Governance Committee assessed the effectiveness of the Board diversity policy by considering, among other factors, self-assessed director skills and experience; the race, national origin, gender and sexual orientation of Board members; and the practices of the Board and the committee when identifying and evaluating candidates for membership on the Board.

Utilizing the factors and in recognition of the legal requirements described above, the committee makes recommendations, as it deems appropriate, regarding the composition and size of the Board. The priorities and emphasis of the committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members.

Our corporate governance guidelines also contain a mandatory retirement policy, which provides that no person is eligible for election as a director if on January 1 of the year of the election he or she is age 77 or older. The Board has not granted any waivers or exemptions to this policy.

Independence of Directors

The Board has affirmatively determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, as well as each other member of the Board, except Kenneth D. DeGiorgio, Dennis J. Gilmore and Marsha A. Spence, is “independent” as that term is defined in the corporate governance rules of the New York Stock Exchange for listed companies and in accordance with our Company’s corporate governance guidelines. In addition, each member of the Audit Committee and the Compensation Committee is independent under the additional standards applicable to the respective committee under the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards. In making these determinations, the Board considered the following relationships between directors and our Company: Messrs. Gilyard and McKee are affiliated with entities that do business with, or that represent clients that do business with, us in the ordinary course from time to time (and the amounts involved in each case are significantly less than 2% of such entity’s consolidated gross revenues); each of Messrs. Doti and Kennedy is or recently was affiliated with one or more nonprofit organizations to which our Company and/or our management has made donations from time to time (and the amounts in each case are significantly less than $1 million and 2% of the nonprofit organization’s consolidated gross revenues); and Mr. Kennedy receives standard board fees for his service as a director of our Company’s trust subsidiary, as further described in the section entitled “Director Compensation,” which begins on page 68. Each of the relationships above, while considered by the Board, falls within our categorical independence standards contained in the Board’s corporate governance guidelines, which are available on the corporate governance section of our website at www.firstam.com. The Board also considered the following relationships between Mr. Kennedy and our Company: he was employed as our executive chairman until his retirement in February 2012; for serving

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II. Required Information

as chairman of the Board until February 9, 2022 and as lead independent director of the Board since then, he receives Company-provided office space, mobile devices, computer, other office equipment and administrative support as set forth in the section entitled “Director Compensation,” which begins on page 68; and his son is employed by a subsidiary of our Company as further described in the section entitled “Transactions and Litigation with Management and Others” on page 18.

Board Leadership Structure; Meetings of Non-Management and Independent Directors

Our Board believes it is important to select our Company’s chairman and our Company’s chief executive officer in the manner it considers in the best interests of our Company at any given point in time. Accordingly, the chairman and chief executive officer positions may be filled by one individual or by two different individuals. Our Board has determined at this time that it is appropriate to separate the roles of chairman and chief executive officer and these positions are currently held by different individuals, Mr. Gilmore and Mr. DeGiorgio, respectively.

In addition to a chairman, we also have a lead independent director, Mr. Kennedy. The lead director is responsible for chairing and coordinating the agenda for the executive sessions of non-management and independent directors. In 2023, the non-management directors met four times in executive session and the independent directors met one time in executive session. In addition, the lead director may provide advice to the chairman with respect to the following: (i) establishing an appropriate schedule for Board meetings; (ii) preparing agendas for the meetings of the Board and its committees; (iii) the retention of consultants who report directly to the Board; (iv) the Nominating and Corporate Governance Committee’s oversight and implementation of our corporate governance policies; and (v) the Compensation Committee’s oversight of the implementation of and compliance with our Company’s policies and procedures for evaluating and undertaking executive and incentive-based compensation.

Our Board believes this to be the most effective leadership structure for our Company because it effectively allocates authority, responsibility, and oversight between management, the chairman of the Board and the lead director and capitalizes on the experience and strengths of our current management team. It does this by giving primary responsibility for the operational leadership and strategic direction of our Company to our chief executive officer, enabling the lead director to facilitate our Board’s independent oversight of management and consideration of key governance matters, and allowing our chairman to promote communication between management and our Board. The Board believes that its programs for overseeing risk, as described under the Risk Oversight section below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Annual Performance Evaluation

The Board and each of its committees conduct an annual self-evaluation to determine whether the Board and its committees are functioning effectively. In connection with this annual evaluation, directors are given an opportunity to evaluate the effectiveness of each other and to evaluate their own personal effectiveness. The results of the evaluation are reported to the Board and each committee.

Risk Oversight

The Board’s responsibilities in overseeing our Company’s management and business to maximize long-term stockholder value include oversight of our Company’s key risks and management’s processes and controls to manage those risks appropriately. Management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.

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II. Required Information

Although risk oversight permeates many elements of the work of the full Board and the committees, the Audit Committee has the most direct and systematic responsibility for overseeing risk management and has been designated by the Board as its risk oversight committee. To that end, the Audit Committee charter provides for a variety of regular and recurring responsibilities relating to risk, including:

•
having responsibility for the internal audit function, with that function reporting directly to the committee;
•
overseeing the independent registered public accounting firm;
•
receiving reports from management and the independent auditor regarding the adequacy and effectiveness of various internal controls;
•
reviewing regularly with management legal and regulatory matters that could impact our Company;
•
supervising the oversight of our Company’s investment portfolios;
•
overseeing our Company’s compliance program with respect to legal and regulatory requirements and risks; and
•
discussing with management and the independent auditor our Company’s guidelines and policies with respect to risk assessment and risk management, including our Company’s major risk exposures and the steps management has taken to monitor and control such exposures.

In performing these functions, the committee regularly receives reports from management and internal and external auditors regarding our Company’s:

•
information technology environment and business continuity programs;
•
information security and cybersecurity programs;
•
enterprise risk management program;
•
compliance program;
•
investment portfolios;
•
vendor management program;
•
insurance program; and
•
litigation, claims and regulatory exposures.

Separately, the Compensation Committee oversees our Company’s compensation policies and practices and has assessed whether our Company’s compensation policies encourage excessive risk taking. The Compensation Committee has concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. In arriving at that conclusion, the Compensation Committee considered, among other factors, our Company’s review and approval processes surrounding certain compensatory arrangements; the metrics used to determine variable compensation, including the performance measures selected by the Compensation Committee and performance ranges associated with the metrics; the Compensation Committee’s oversight of inclusion or exclusion of extraordinary items in the financial results upon which certain compensatory arrangements are based; the inclusion of overall Company performance in the determination of divisional leader compensation; the portion of variable compensation paid in restricted stock units ("RSUs"), which generally vest over three to four years; the extent to which qualitative judgments are involved in the compensatory arrangements; the amount of compensation paid as sales commissions, management’s review of such compensation paid and the localized nature of the commission payments; controls, such as underwriting and approval controls; and the extent to which compensatory arrangements can be changed if circumstances evidence increased risk associated with such arrangements.

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II. Required Information

Director Attendance at Annual Meetings

Our directors are expected to attend the annual meetings of our stockholders. At last year’s annual meeting, each of our Company’s directors attended the virtual meeting.

Stockholder and Interested Party Communications with Directors

Stockholders and other interested parties may communicate directly with members of the Board, including the chairman, lead director or any of the other non-management directors of our Company (individually or as a group), by writing to such director(s) at our Company’s principal executive offices, 1 First American Way, Santa Ana, California 92707. In general, stockholder communications delivered to our Company for forwarding to Board members about bona fide issues and concerning our Company related to the duties and responsibilities of the Board will be forwarded in accordance with the stockholder’s instructions. Directors receiving such communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our Company, to our Company’s internal audit department, to the full Board or to an appropriate committee of the Board.

The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters, and for the submission by our employees of concerns regarding questionable accounting or auditing matters. Our 24-hour, toll-free hotline is available for the submission of such concerns or complaints at 1-866-921-6714. To the extent required by applicable law, individuals wishing to remain anonymous or to otherwise express their concerns or complaints confidentially are permitted to do so.

Transactions and Litigation with Management and Others

The Board has adopted a written policy regarding related party transactions, which generally requires the Nominating and Corporate Governance Committee’s review and approval of transactions involving amounts in excess of $120,000 between our Company and/or our affiliates, on the one hand, and, on the other hand, any of our Company’s directors, director-nominees, executive officers, stockholders beneficially owning in excess of 5% of our Company’s common stock or any of their immediate family members that have a direct or indirect material interest in the transaction. If the proposed transaction involves $1,000,000 or less, then the chair of the Nominating and Corporate Governance Committee may approve the transaction.

Certain transactions, including compensatory arrangements reported in this proxy statement for executive officers and directors of our Company, are deemed to be pre-approved by the Nominating and Corporate Governance Committee under the terms of the policy. In cases where the potential transaction would involve the executive officer, director, large stockholder or any of their immediate family members only in an indirect fashion, the policy does not apply where such indirect interest results solely from ownership of less than 10% of, or being a director of, the entity entering into the transaction with our Company.

Mr. Kennedy’s son is employed by a subsidiary of our Company as a managing director, agency division. His base salary in 2023 was $225,000, his cash bonus for 2023 (paid in 2024) was $290,200 and the dollar value of restricted stock units granted to him in 2023 (in connection with 2022 performance) was $218,500. He received standard employee benefits and participated in the standard, performance-based incentive compensation program available to similarly-situated employees of his level and experience.

Mr. Gilmore’s daughter is employed by a subsidiary of our Company as a vice president, division area manager. Her base salary in 2023 was $130,000 and her cash bonus for 2023 (paid in 2024) was $30,600. In addition, she received standard employee benefits and participated in the standard, performance-based incentive compensation program available to similarly-situated employees of her level and experience.

Ms. Spence served as the chairman of Mother Lode Holding Co. (“MLHC”), a subsidiary of our Company that was acquired on May 2, 2022, until her retirement in 2023. In connection with the acquisition, Ms.

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II. Required Information

Spence entered into an employment agreement to continue as chairman of MLHC for one year after the closing of the acquisition. Ms. Spence was employed by our Company for a partial year of service in 2023 for which she was paid a prorated salary of approximately $63,700 and provided standard employee benefits available to similarly-situated employees. In addition, Ms. Spence was the beneficiary of a legacy Supplemental Executive Retirement Plan (“MLHC SERP”) and Deferred Compensation Plan (“MLHC DCP”) that MLHC offered prior to the acquisition by our Company. Although those plans were frozen at the time of the acquisition, our Company assumed the obligations under those plans that were then in place, including the obligations under Ms. Spence’s MLHC SERP contract and with respect to her DCP contributions. MLHC was also a lessee under seven lease agreements with respect to properties beneficially owned by a trust to which Ms. Spence and her husband are beneficiaries. Three of those lease arrangements terminated during 2023, with four remaining in place as of December 31, 2023. Our Company paid approximately $860,000 in rent payments under the leases during 2023. These leases were included in the acquisition and were determined by our Company’s corporate real estate team at the time to be at fair market value rates.

For information on transactions involving our Company and persons or groups of stockholders who are known to us to be the beneficial owners of more than 5% of our common stock, see the footnotes to the table in the section “Who are the largest principal stockholders outside of management?” on page 79.

Executive Officers

The following provides information regarding our Company’s current executive officers:

Name	Position(s) Held	Age
Kenneth D. DeGiorgio	Chief Executive Officer	52
Mark E. Seaton	Executive Vice President, Chief Financial Officer	46
Lisa W. Cornehl	Senior Vice President, Chief Legal Officer, Secretary	45
Matthew F. Wajner	Vice President, Treasurer	48
Steven A. Adams	Vice President, Chief Accounting Officer	54

All officers of our Company are appointed annually by the Board on the day of the annual meeting of stockholders.

•
Kenneth D. DeGiorgio has served as our chief executive officer since February 2022. From 2021 to 2022 he was our president with oversight responsibility for our Company’s operating groups, including its title insurance, specialty insurance and data and analytics businesses. He served as executive vice president from 2010 to 2021, overseeing our Company's international division, trust company and various corporate functions.
•
Mark E. Seaton has served as our executive vice president, chief financial officer since 2013. From 2010 until 2013, he served as our senior vice president, finance, in which capacity he oversaw our Company’s investment management, investor relations, treasury and financial planning activities. Mr. Seaton joined The First American Corporation in 2006 and served as director of investor relations until 2010.
•
Lisa W. Cornehl has served as our senior vice president, chief legal officer since September 2021 and our corporate secretary since August 2022. From 2015 until 2021, she served as our deputy general counsel, litigation, and as our chief privacy officer from 2018 to January 2023. Ms. Cornehl joined our Company in 2011 and served as senior litigation counsel until 2015. Earlier in her career, she worked for a leading international law firm.
•
Matthew F. Wajner has served as our vice president, treasurer since 2020. From 2013 until 2020, he served as vice president, chief accounting officer. He was our Company’s controller from 2010 until 2013. He joined The First American Corporation in 2009 and served as its director of SEC reporting until 2010.

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II. Required Information

•
Steven A. Adams has served as our vice president, chief accounting officer since 2020. He served as chief accounting officer for WASH Multifamily Laundry Systems LLC, a facilities management services company, during 2020, as chief accounting officer for Tanium, Inc., an enterprise software company, from 2017 until 2019, as vice president and corporate controller for Aerojet Rocketdyne Holdings, Inc., an aerospace and defense propulsion manufacturer, during 2017, as chief accounting officer at Dreamworks Animation SKG, Inc., a digital animation studio, from 2016 to 2017, as a consultant to Dreamworks from 2015 to 2016, and in various positions at DIRECTV from 1999 until 2015, including as general auditor and its senior vice president, controller and chief accounting officer. He started his career in the audit practice at PricewaterhouseCoopers.

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Executive Compensation

Compensation Discussion and Analysis

Introduction

In this section, we describe our executive compensation program for our named executive officers (generally referred to in the Executive Compensation section of this proxy statement as our "executive officers"). Our Company’s executive officers for 2023 were:

Name	Principal Position	Tenure with Company (years)
Kenneth D. DeGiorgio	Chief Executive Officer	25
Mark E. Seaton	Executive Vice President, Chief Financial Officer	18
Lisa W. Cornehl	Senior Vice President, Chief Legal Officer	13
Matthew F. Wajner	Vice President, Treasurer	14
Steven A. Adams	Vice President, Chief Accounting Officer	4

Executive Summary

The Compensation Committee (referred to in the Executive Compensation section of this proxy statement as the "Committee") believes that the Company's management team performed at a high level in 2023 amidst historically difficult market conditions that resulted in the lowest level of existing home sales since the global financial crisis and sales volumes in the commercial market reverting to pandemic-low levels. This strong performance was exemplified by the management team's achievements in expense and risk management and management of the circumstances that arose from the cybersecurity incident the Company experienced in December 2023. In the face of these obstacles, the Committee believes management's effectiveness is reflected in the Company's sustained financial performance (despite the financial impact of the cybersecurity incident), which delivered a 27.6%

total shareholder return, $6.0 billion in total revenue, and $494.0 million in pretax earnings for the year. It was also evidenced by their execution against strategic objectives, such as increasing the Company's domestic title insurance market share and continued investing in strategic initiatives that support the Company's long-term growth, to name a few.

With the Company maintaining high performance standards through difficult market conditions, executive compensation as a whole was down for the second consecutive year in 2023. Metric results for annual incentive compensation were at 60% of target for 2023 (subject to the Discretionary Adjustment, as described below) compared to a 77% payout for 2022. As further explained below, at management's

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Compensation Discussion and Analysis

request, the Committee exercised its discretion to apply a Discretionary Adjustment that increased the 2023 payouts for three of our five executive officers to 72% of target, a level which the Committee determined to reflect these executive officers' performance before the adverse financial impact of the cybersecurity incident. Additionally at management's request, as part of the Company's broader expense management efforts, the Committee did not apply the Discretionary Adjustment to the payouts for our chief executive officer or chief financial officer, notwithstanding the Committee's positive view of their individual performance. The Committee believes that the overall compensation paid to management by our Company is commensurate with its performance and consistent with our Company's pay-for-performance philosophy.

The Committee has structured the Company's executive compensation program utilizing several key pay elements to create a strong alignment between the interests of executive officers and long-term stockholders. Based on the positive support the Company has received from stockholder outreach efforts and the results of last year’s Say on Pay proposal, in which approximately 95% of the Company’s shares present and entitled to vote on the proposal approved, on an advisory basis, 2022 executive compensation, the Committee maintained the program's overall structure for 2023. The Committee believes that this structure continues to represent a well-proportioned mix of stock-based compensation, retention value and at-risk compensation that produces desirable short-term and long-term performance incentives and rewards

The key pay elements for our executive compensation program, which are further described in the "Pay Elements and Practices" section below, are as follows:

Performance Overview

Our Company's financial performance is largely realized through providing title insurance, settlement services and related products and services in support of real estate transactions. This links our performance to broader trends in the real estate market, which is highly cyclical. Fluctuations in interest rates, real estate inventory levels, real estate pricing and general economic conditions, among other factors, impact the real estate market and, therefore, demand for our products and services.

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Compensation Discussion and Analysis

The downward phase of the real estate cycle that began early in 2022 continued into 2023, which saw high mortgage rates, rising prices and low inventory drive housing affordability to its lowest point in over three decades, resulting in the lowest level of existing home sales since the global financial crisis. The rapid increase in interest rates, while bolstering the Company's investment income, also drove a significant decrease in transaction volumes in the commercial real estate market. The Company was performing well in a challenging market ahead of the cybersecurity incident that occurred in December 2023. To address the incident, the Company elected to take its systems offline, which materially impacted the Company's operations and, consequently, our fourth quarter financial results. Amidst the challenges presented by these obstacles, the Committee believes the management team performed well in 2023, with their effectiveness being reflected in the Company's sustained financial performance (despite the financial impact of the cybersecurity incident) and execution against strategic objectives.

Execution on Company Strategy

Our Company continued executing on our strategic goals this year against a difficult economic backdrop. The Company's accomplishments continue to validate our Company's strategy, including our efforts to digitally transform the process of transacting real estate, and vision to be the premier title insurance and services company.

Highlights for 2023 include:

Financial Results
•
Maintained total revenues of over $6.0 billion, or $6.2 billion adjusted for net investment losses
•
Generated pretax earnings in the title insurance and services segment of $494.0 million, or $532.2 million adjusted for net investment losses, despite continuing market headwinds
•
Achieved an 8.6% pretax margin in the title insurance and services segment, or 9.2% adjusted for net investment losses
•
Delivered a return on equity of 4.5%, or 6.6% adjusted to exclude net gains/losses from the investment portfolio and net gains/losses from the venture investment portfolio
•
Generated earnings per share of $2.07, or $3.53 per share adjusted to exclude $1.46 per share of net investment losses
•
Increased investment income in the title insurance and services segment to $540.2 million, up 50.4% on a year-over-year basis
•
Home Warranty segment achieved a pretax margin of 13.0%, or 14.2% adjusted for net investment losses

Execution on Strategic Objectives
•
Profitably grew our domestic title insurance market share by 1.3% on a trailing twelve month basis as of the third quarter of 2023
•
Significantly mitigated the impact of historically difficult market conditions, largely through disciplined expense management

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Compensation Discussion and Analysis

efforts and continued growth in title insurance and services segment investment income
•
Launched new initiatives that improve the customer experience, make our business more efficient and mitigate risk
•
Maintained leadership in title data coverage in all data asset categories, including leveraging our proprietary data extraction technology to increase our title plant footprint to include over 1,800 counties
•
Continued investing in innovation, including in progress on our digital title and settlement effort and achieving significant advancements with our instant title decisioning initiative for purchase transactions
•
Successfully executed on compliance and risk management efforts, including effective management of underwriting risk, legal and regulatory compliance

Environmental, Social and Governance ("ESG") Initiatives
•
Named to the Fortune 100 Best Companies to Work For® list for the eighth consecutive year and Fortune Best Workplaces for Women® list for the eighth consecutive year
•
Named to People® Magazine's Companies that Care list for the third consecutive year
•
Awarded a score of 100 on the Human Rights Campaign Foundation's Corporate Equality Index (CEI), the nation's leading benchmarking survey measuring corporate policies and practices relating to LGBTQ+ equality, for the sixth consecutive year
•
Remained committed to our diversity, equity and inclusion strategy through our Company's Diversity, Equity and Inclusion (DEI) Council, which is focused on the development of employee-centered actions to enhance the recruitment, engagement, development, and retention of diverse employees, and the growing number of employee resource groups formed by the DEI Council
•
Published our 2022 annual sustainability report, which was aligned to Sustainability Accounting Standards Board (SASB) standards and which, among other highlights, indicates that our Company decreased our energy consumption by 15.0% year-over-year for our United States owned facilities

Stockholder Outcomes
•
Delivered a 27.6% total shareholder return in 2023, along with a 11.4% and 11.2% total shareholder return for the three- and five-year periods ending December 31, 2023, respectively, compared to the total shareholder return of the S&P MidCap 400 Index of 16.4%, 8.1%, and 12.6% for the one-, three-, and five-year periods, respectively
•
Raised the quarterly dividend by 1.9%, returning $216.6 million to stockholders through dividends in 2023

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Compensation Discussion and Analysis

• Returned $72.7 million to stockholders through the repurchase of 1.3 million shares at an average price of $55.18

The charts below reflect certain GAAP financial results of the Company for the year, along with the two preceding years.

Total Revenues (in billions) $6.2 $7.1 $9.2 Net income attributable to the Company $707 $696 $1241 Pretax Margin (Title Segment) 16.1% 15.7% 16.3% Return on Equity 17.3% 14.9% 23.2% 2019 2020 2021

Note: The charts above reflect Company results under GAAP. The Committee makes certain non-GAAP adjustments in connection with its compensation programs, which are further described below.

2023 Performance Metric Results

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Compensation Discussion and Analysis

The executive officer's AIP cash and equity bonuses paid out at 60% of target for Messrs. DeGiorgio and Seaton and at 72% of target for Ms. Cornehl and Messrs. Adams and Wajner for the year. These payout amounts reflect the results of the two financial metrics utilized by the Committee: return on equity and pretax margin. Target and actual results of these metrics for 2023, as modified by the Discretionary Adjustment, were as follows.

	Target	Actual 2023 Results
Pretax Margin(1)	10.0%	7.7%
Return on Equity(1)	9.0%	6.8%
Performance Total	—	60%
Discretionary Adjustment	—	12% (2)
Total	100%	72%

(1) The Committee’s definitions of pretax margin and return on equity are described on page 38 below. Actual results set forth above have been adjusted to exclude current year net investment gains/losses from the investment portfolio and certain current year net investment gains/losses from our Company’s venture investment portfolio. Return on equity also excludes accumulated other comprehensive income/loss and noncontrolling interests. These are non-GAAP financial measures. Please see Appendix A for the rationale behind the presentation of these measures and a reconciliation of these amounts to the nearest GAAP financial measures.

(2) For 2023, the Committee elected to make a Discretionary Adjustment increasing the payouts for Ms. Cornehl and Messrs. Adams and Wajner, with payout amounts remaining at metric levels for Messrs. DeGiorgio and Seaton.

The AIP gives the Committee discretion to adjust the metric-driven payout amounts by up to 30 percentage points to account for unanticipated external factors, performance against strategic initiatives designed to create long-term stockholder value, or ESG actions or initiatives (the "Discretionary Adjustment"), which factors and their application are further described in the Annual Incentive Compensation section beginning on page 37 below. For 2023, at management's request, the Committee elected to make a Discretionary Adjustment to increase the payouts for Ms. Cornehl and Messrs. Adams and Wajner by 12 percentage points from 60% to 72% of target, a level which the Committee determined to reflect the Company's and these executive officers' performance before the adverse financial impact of the cybersecurity incident. Additionally at management's request, as part of the Company's broader expense management efforts, the Committee did not apply the Discretionary Adjustment to the payouts for Messrs. DeGiorgio or Seaton, notwithstanding the Committee's positive view of their individual performance.

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Compensation Discussion and Analysis

Pay Philosophy

Pay Objectives

Our Company’s executive compensation program, which is administered by the Committee, is designed to encourage achievement of strong short-term financial results in the face of cyclical and unpredictable real estate market dynamics, while maintaining focus on enhancing long-term stockholder value. This is accomplished by tying a meaningful portion of the executive officers' total compensation to our Company's annual consolidated financial performance, a portion of which is payable in the form of performance- and time-based equity that vests over three years, with a lesser portion being driven by qualitative assessments of the contribution of each individual executive officer. The Committee believes that there is value in consistency in our compensation program. As a result, while target performance metrics change from year to year as a reflection of the cyclicality in our business, and target pay levels are adjusted to reflect the market and individual performance and contributions, the general structure of the program typically remains consistent from year to year. From time to time, however, the Committee makes adjustments to the compensation program based on stockholder feedback, changes in market compensation practices or to better accomplish the Committee’s objectives.

Our Company’s approach is designed to develop and administer programs that will achieve the following objectives:

OUR KEY COMPENSATION OBJECTIVES

•
Motivate executive officers to deliver long-term stockholder value without taking excessive risk.
•
Encourage achievement of strong short-term results through cyclical real estate market dynamics.
•
Support the attraction, retention and motivation of a highly capable leadership team critical to creating long-term value for our stockholders.
•
Provide compensation levels that are competitive with significant competitors and other companies in our Company's peer group.

Compensation Mix

The Committee utilizes the particular elements of compensation described below because it believes they represent a well-proportioned mix of stock-based compensation, retention value and at-risk compensation that result fundamentally in a pay-for-performance orientation that produces desirable short-term and long-term performance incentives and rewards. By following this portfolio approach, the Committee endeavors to provide our executive officers with a competitive and retentive pay level that includes a measure of security with respect to their minimum level of compensation, while also motivating each executive officer to focus on the business metrics that will produce a high level of shorter-term performance for our Company with corresponding increases in long-term stockholder value.

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Compensation Discussion and Analysis

The following chart summarizes certain primary features of our executive compensation program's key pay elements:

2023
2024
2025
2026
Initial Performance Year
LTI Plan
2023 Performance Informs 2024 Long-Term Incentive Grant Size
Long-Term Incentive PRSUs (50% Weighting)
(3-Year Performance Period for Relative TSR vs. S&P MidCap 400 Index)
Vesting 3 Years from Grant Date
Long-Term Incentive RSUs (50% Weighting)
1/3 Vesting
1/3 Vesting
1/3 Vesting
Annual Incentive Plan
AIP Bonus RSUs Performance Period
AIP Cash Bonus Performance Period
Salary
AIP Bonus RSUs
1/3 Vesting
1/3 Vesting
1/3 Vesting
2023 cash and equity bonuses paid in early 2024 after final performance assessment
A majority of AIP and LTI Plan awards are payable in equity and vest over multiple future years, encouraging sustained strong stockholder value creation

Note: Long-term incentive PRSU awards vest and become earned on the third anniversary of the grant date. Long-term incentive RSU and AIP Bonus RSU awards vest at a rate of 33 1/3% per year on each anniversary of the grant date. The equity awards granted to executive officers in 2024 in connection with 2023 performance were granted on February 22, 2024 pursuant to our Company’s policy of granting RSUs to executive officers on the second day on which the New York Stock Exchange is open for trading following the submission of the Annual Report on Form 10-K.

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Compensation Discussion and Analysis

With this structure, our executive compensation program's mix of compensation is weighted heavily toward at-risk pay. In fact, approximately 88% of our CEO’s target pay is at risk (approximately 73%, on average, for our other executive officers). This is consistent with our overall philosophy of maintaining a pay mix that results fundamentally in a pay-for-performance orientation.

The graphic below reflects the percentage of our executive officers’ 2023 target compensation that was fixed versus performance-based, as well as the percentage of performance metric-based RSUs versus strictly time-based RSUs.

Target Compensation(1)

CEO Base Salary 11% LTI Awards 44% Target AIP Bonus RSUs 25% Target AIP Cash Bonus 20% Metric Based Equity as a Percentage of all RSUs 52% Average of Other NEOs Base Salary 20% LTI Awards 41% Target AIP Bonus RSUs 19% Target AIP Cash Bonus 20% Metric Based Equity as a Percentage of all RSUs

(1)
This graphic includes 2023 target base salary (calculated without regard to the voluntary and temporary reductions in base salary taken by Messrs. DeGiorgio and Seaton and Ms. Cornehl beginning in June 2022 as more fully described below, which reductions have remained in effect for Messrs. DeGiorgio and Seaton beyond December 31, 2023), 2023 target AIP awards (annual cash bonus and Bonus RSUs), and actual LTI Plan awards granted in 2024 in connection with 2023 performance (of which the LTI PRSUs are valued at target based on the applicable three-year, relative total shareholder return metric).

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Compensation Discussion and Analysis

The following chart reflects the actual performance-based compensation and metric-based compensation percentages of the executive officers for 2023.

Actual Compensation

	Actual 2023 Compensation
	Performance-Based(1)	Metric-Based RSUs(2)
Named Executive Officer	(% of Total Compensation)	(% of Total RSUs Awarded)
DeGiorgio, K.	86%	63%
Seaton, M.	80%	61%
Cornehl, L.	66%	59%
Wajner, M.	53%	61%
Adams, S.	49%	63%

(1) Includes actual AIP cash bonus and all RSUs awarded. The AIP cash bonus and all RSU awards were made in the subsequent year in connection with the prior year’s performance (i.e., awarded in 2024 in connection with 2023 performance).

(2) Metric-based RSUs include all Bonus RSUs granted for the specified year and all LTI PRSUs granted in connection with 2023 performance.

Say on Pay Results and Stockholder Outreach

As part of its process in determining executive compensation levels and structure for 2023, the Committee reviewed the results of last year’s Say on Pay proposal, in which over 95% of our Company’s shares present and entitled to vote on the proposal approved 2022 executive compensation. Continuing stockholder support for the Say on Pay proposal reinforces the Committee’s belief that it should continue its practice of implementing and overseeing executive compensation programs that provide for a substantial portion of the executive officers’ total compensation to be related to our Company’s consolidated financial performance. It also reinforces the Committee’s view that, for executive officers, the mix of compensation should continue to be weighted heavily toward at-risk pay and should include a substantial portion payable in equity. This is consistent with our overall philosophy of maintaining a pay mix that results fundamentally in a pay-for- performance orientation and a strong alignment between the interests of executive officers and long-term stockholders.

To ensure that our compensation program aligns with the long-term interests of our stockholders, the Committee considered the input our Company received during its prior stockholder outreach efforts as well as additional feedback our Company received in its regular and ongoing communications with stockholders, all of which was discussed and reviewed with the Committee.

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Compensation Discussion and Analysis

Summary of Executive Compensation Practices

The table below highlights certain of our executive compensation practices, including practices we have implemented that drive performance as well as those we have prohibited because we do not believe they serve our stockholders’ interests.

KEY FEATURES OF OUR PROGRAM

✓
Pay-for-performance. Tie pay to performance by ensuring that a substantial portion of executive officer compensation is at-risk and related to our Company’s consolidated financial performance.
✓
Equity-based compensation. A substantial portion of compensation is paid in the form of RSUs to encourage alignment between executive officers and long-term stockholders and to discourage excessive risk taking.
✓
Multi-year performance-based equity awards. 50% of long-term incentive awards for executive officers are based on total shareholder return relative to the S&P MidCap 400 Index at the end of a three-year period, with performance-based payouts ranging from 0% to 200% of target.
✓
Peer group benchmarking. Peer group performance and compensation data is regularly reviewed by the Committee to inform compensation decisions.
✓
Stockholder engagement. Regularly communicate with stockholders to ensure program aligns with the long-term interests of stockholders.
✓
Stock ownership guidelines. We have stock ownership guidelines of six times base salary for the chief executive officer, three times base salary for our other executive officers with base salaries equal to or greater than $500,000 and one-time base salary for our other executive officers with base salaries below $500,000.
✓
Clawback and forfeiture of previously awarded compensation. Compensation must be recouped if our Company’s reported financial results are restated due to material noncompliance with applicable financial reporting requirements which resulted in excess incentive compensation having been received and, in certain circumstances, may otherwise be recovered if the executive officer's misconduct results in loss or damage to our Company or our reputation.
✓
Limit RSU acceleration upon change in control. The equity incentive plans and related award agreements provide for acceleration of all unvested RSUs only in the event of a change-in-control of our Company that is not approved by the Board.
✓
ESG. ESG actions, initiatives, or omissions that impact—and reflect the role of our Company in—broader society are considered in evaluating executive officer performance and determining compensation.
✓
Independent compensation consultant. The Committee uses an independent compensation consultant that provides no other services to our Company.

☒ No trading on margin or pledging of shares. Our trading policies prohibit our executive officers from holding Company securities in a margin account or pledging Company securities as collateral.

☒ No hedging. Hedging ownership of Company securities by engaging in short sales or trading in option contracts involving Company securities is prohibited.

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Compensation Discussion and Analysis

Executive Compensation Program

Key Pay Elements

The following chart summarizes the key pay elements for our executive officers. Each element is described in detail beginning on page 35 in the Section “Pay Elements and Practices.”

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Compensation Discussion and Analysis

Benchmarking Compensation and Peer Group Development

Overall compensation levels for our executive officers are determined based on a number of factors, including each individual’s roles and responsibilities within our Company, each individual’s experience and expertise, comparable compensation levels at peer companies, compensation levels in the marketplace for similar positions and the performance of the individual and our Company as a whole. In determining these compensation levels, the Committee considers all forms of compensation and benefits.

SELECTION OF CMPARATOR COMPANIES Comparator companies are selected based on business profile characteristics, including industry, market capitalization and revenue

General In order to determine competitive compensation practices, the Committee primarily relies upon data compiled from public filings

("proxy data") of selected companies (“comparator companies”) that it considers appropriate comparators for the purpose of developing executive compensation benchmarks. The comparator companies for 2023 (meaning the companies used in connection with determinations of the 2023 executive compensation program) are identified below. In addition, the Committee periodically considers nationally recognized survey data published by various consulting firms. Proxy data was used exclusively to develop benchmarks for Messrs. DeGiorgio and Seaton while a blend of proxy data and general industry survey data was used for Ms. Cornehl. For Messrs. Wajner and Adams, the Committee reviewed size-aligned survey data from the United States Mercer Benchmark Database that was reflective of our Company’s total revenue size at the end of 2022. The Committee considers the advice and recommendations developed by its independent compensation consultant to support our benchmarking principles.

The comparator companies for 2023 were:

• American Financial Group, Inc. • Assurant, Inc. • AXIS Capital Holdings Limited • Cincinnati Financial Corporation • Everest Re Group, Ltd. • Fidelity National Financial, Inc.	• Genworth Financial, Inc. • Kemper Corporation • Mercury General Corporation • Old Republic International Corporation • The Hanover Insurance Group, Inc. • W.R. Berkeley Corporation

These companies are the same as those utilized by the Committee with respect to 2022 executive compensation. The peer companies represent the Committee’s continuing efforts to identify a significant number of comparable companies notwithstanding the fact that there is only one other company in our Company’s primary industry (title insurance) with financial and operational characteristics similar to our Company’s. The Committee's independent compensation consultant analyzed and supported the Committee's selection of comparator companies to be used for benchmarking purposes.

Use of Comparator Companies and Market Compensation Studies

After consideration of the data collected on competitive compensation levels and relative compensation within the executive officer group, the Committee determines each individual executive officer's target total compensation or total compensation opportunities based on Company and individual performance and the need to attract, incentivize and retain an experienced and effective management team. The Committee examines the relationship of each executive officer’s base salary, target annual incentive bonus opportunity and potential long-term incentive awards to market data at the 25th, 50th, and 75th percentiles. The Committee does not believe, however, that compensation or compensation opportunities should be structured toward a uniform relationship to any specific percentile of the market data, especially in light of the different financial characteristics of our Company’s business units (such as the relationship

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Compensation Discussion and Analysis

of revenues to net income). Accordingly, total compensation for specific individuals will vary based on a number of factors, in addition to Company and individual performance, including scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a replacement executive officer.

Compensation Decision Process

COMPENSATION COMMITTEE	Composed entirely of independent directors

GENERAL

The Committee is comprised entirely of independent members of the Board. The Committee reviews and approves the base salaries of the executive officers of our Company, their annual incentive bonus programs, their long-term incentive compensation and other incentive and executive benefit plans. It also reviews and makes recommendations to the Board regarding director compensation. The Committee, in consultation with the independent compensation consultant that it retains, analyzes the reasonableness of the compensation paid to the executive officers. In discharging its functions, as described in more detail above, the Committee reviews compensation data from comparable companies and from relevant surveys, which it utilizes to assess the reasonableness of compensation for our Company’s executive officers.

COMPENSATION COMMITTEE CHARTER

The Committee’s function is more fully described in its charter, which is regularly reviewed and has been approved by our Company’s Board. The charter is available in the corporate governance section of our Company’s website at www.firstam.com.

SETTING AIP METRICS

The Committee sets the AIP metrics, such as pretax margin and return on equity, based on our Company’s financial plan for the applicable year, which is reviewed and approved by our Board.

ANNUAL INCENTIVE METRICS AIP metrics set based on rigorous financial planning process that includes third-party forecasts and that recognized the cyclical nature of our business

Our financial plan is developed following a rigorous financial planning process that contemplates difficult to forecast levels of real estate activity, mortgage originations and interest rates, expenses, capital and liquidity needs, tax rates, and investment needs. Our Board also considers industry data and forecasts, risks and challenges associated with achievement of the financial plan, and other key budgeting assumptions before approving our financial plan, from which the annual incentive targets are determined.

The third-party forecasts of real estate and mortgage activity used by our Board as part of this process, while helpful to our planning efforts, are often inaccurate and sometimes materially inaccurate.

Due to the cyclical nature of our business, our financial plan and, consequently, the metrics utilized for our AIP, are not tied to the prior year’s actual results. The Committee believes that setting rigorous performance metrics in light of the expected business climate – as opposed to the business climate in earlier periods – incentivizes performance and, thereby, maximizes value to our stockholders and to do otherwise would demotivate our employees.

INDEPENDENT COMPENSATION CONSULTANT

In making its determinations with respect to target 2023 executive officer compensation, the Committee engaged the services of Frederic W. Cook & Co., Inc. to assist with its review of the compensation

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Compensation Discussion and Analysis

package of the chief executive officer and other executive officers. The Committee engaged the services of Semler Brossy Consulting Group, LLC to support determinations of 2024 pay. In addition, the compensation consultants have assisted the Committee with related projects, such as evaluating non-employee director pay levels, advice with respect to the design of executive compensation programs, review of annual management incentive bonus plans, preparation or review of certain of our Company’s compensation-related disclosures and related tasks.

The Committee retains its compensation consultants directly, although in carrying out assignments, the compensation consultants also interact with Company management to the extent necessary and appropriate. The compensation consultants perform no services for management, however, at the direction of the Committee, they do assist in the preparation or review of certain of our Company’s compensation-related disclosures, including this Compensation Disclosure and Analysis, and related projects. The Committee has assessed the independence of the respective consultants and has concluded that no conflict of interests exist that would prevent the consultants from serving as independent consultants to the Committee.

MANAGEMENT

Our Company’s chief executive officer and, as appropriate, certain other executive officers, may attend the portion of the Committee’s meetings where individual executive officer performance is discussed. Directors other than Committee members also may attend Committee meetings, including the portion where executive officer performance is discussed. While the Committee may meet with our Company’s chief executive officer to present the chief executive officer’s own compensation package and the chief executive officer’s recommendations with respect to the other executive officers, all ultimate decisions regarding executive compensation are made solely by the Committee, with input from its compensation consultant.

Pay Elements and Practices

As noted above, our Company utilizes four main components of compensation: (1) base salary, (2) annual cash bonus, (3) annual equity bonus, and (4) long-term equity incentive. Each of the pay elements is described in detail below.

Base Salary

The Committee sets base salaries for executive officers based on the individual’s position within our Company and the individual’s current and sustained performance results. The Committee reviews executive officer base salaries each year and makes any adjustments it deems necessary based on, among other factors, the overall performance of our Company, new roles and/or responsibilities assumed by the executive officer, the general performance of the business units or departments over which the executive officer has responsibility, the significance of the executive officer’s impact on the achievement of our Company’s strategic goals, the executive officer’s length of service with our Company and the executive officer’s base salary relative to the base salaries of similar individuals in peer companies and market data. The Committee gives no specific weighting to any one factor in setting the level of base salary and the process ultimately relies on the subjective exercise of the Committee’s judgment. Based on our Company’s peer group and relevant compensation survey data, the Committee also takes into account the executive officer’s potential as a key contributor and amounts that may be required to recruit new executive officers.

Other than in the case of new hires or promotions, the Committee generally determines base salaries for executive officers around the beginning of each calendar year. As described below under “Employment Agreements,” Messrs. DeGiorgio and Seaton and Ms. Cornehl have employment agreements with our Company that specify their respective minimum base salaries. These amounts may be increased at the discretion of the Committee.

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Compensation Discussion and Analysis

In February 2023, the Committee reviewed executive officer compensation, including base salaries. In response to our Company's broader expense management efforts and at the request of management, the Committee determined not to make adjustments to the base salaries of the executive officers for 2023, with the exception of Ms. Cornehl, whose base salary was increased by $20,000 to $420,000 as a result of the Committee's assessment of her base salary in comparison to relevant peer company and market data.

In summary, the base salaries of the executive officers as of December 31, 2023 and as of December 31, 2022 are as follows:

Named Executive Officer	December 31, 2023 Base Salary(1)	December 31, 2022 Base Salary(1)
DeGiorgio, K.	$925,000	$925,000
Seaton, M.	$700,000	$700,000
Cornehl, L.	$420,000	$400,000
Wajner, M.	$350,000	$350,000
Adams, S.	$350,000	$350,000
(1)
These base salaries do not reflect the temporary and voluntary reductions in base salary for Messrs. DeGiorgio and Seaton and Ms. Cornehl, as described below.

Beginning in June 2022, however, each of Messrs. DeGiorgio and Seaton and Ms. Cornehl voluntarily agreed to take a temporary reduction in their base salary in connection with our Company’s broader expense management efforts. Messrs. DeGiorgio and Seaton agreed to 10% reductions in their base salaries and Ms. Cornehl agreed to a 5% reduction in her base salary. Ms. Cornehl's reduction expired in June 2023, whereas the reductions for Messrs. DeGiorgio and Seaton have remained in effect beyond December 31, 2023.

In January 2024, the Committee reviewed executive officer base salaries and relevant peer company and market data. In response to our Company's continued broader expense management efforts, the Committee determined not to make adjustments to the base salaries of the executive officers for 2024, with the exception of Ms. Cornehl, whose base salary was increased by $30,000 to $450,000 and Mr. Adams, whose base salary was increased by $10,000 to $360,000. The Committee's determination to increase the base salaries of Ms. Cornehl and Mr. Adams reflected the Committee's assessment of their base salaries in comparison to relevant peer company and market data.

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Compensation Discussion and Analysis

Annual Incentive Compensation

The Committee considers annual incentive compensation to be a key component of our executive compensation program given that it encourages our executive officers to strive for short-term results for our stockholders despite highly cyclical real estate market dynamics. Our AIP provides for compensation amounts (subject to the Discretionary Adjustment, as described below) that are determined relative to performance against annual pretax margin and return on equity targets set during our annual financial planning process.

AIP awards are paid utilizing the following two pay elements: cash bonus payouts and Bonus RSUs which vest over three years. The split between cash bonus payouts and Bonus RSUs depends on the particular employee's total compensation.

While the Committee believes that most companies’ annual incentive bonuses are paid solely in cash, the payment of a portion of our annual incentive bonuses in Bonus RSUs that vest over a three-year period reflects the Committee’s desire to increase alignment between participating employees and our Company’s long-term stockholders. This structure furthers this goal by discouraging participating employees from excessive risk taking, focusing employees on creating long-term value for our stockholders and supporting employee retention. Accordingly, the Committee believes that an incentive structure with a meaningful portion of compensation tied to annual performance is most effective in addressing cyclicality in our business and motivating and rewarding executive officers to enhance long-term stockholder value.

As was the case in recent years, the Committee structured payouts under the 2023 AIP to be based on measurable performance against specific financial targets that the Committee believes to be key drivers of stockholder value. Like in 2022, financial targets collectively accounted for 100% of the 2023 AIP payouts to executive officers, with the resulting amount being subject to adjustment of up to 30 percentage points in the discretion of the Committee. The Discretionary Adjustment gives the Committee the ability to adjust the AIP payouts for unanticipated external factors, such as regulatory changes or meaningful changes in interest rates; success in strategic initiatives designed to create long-term stockholder value, such as technology projects, risk management efforts, employee engagement, or market share gains and losses in key markets; or ESG actions, initiatives, or omissions that impact—and reflect the role of our Company in—broader society, such as:

•
employee development;
•
employee engagement survey results and responsiveness;
•
inclusion efforts;
•
privacy and data protection;
•
community involvement/development;
•
sustainability/environmental impact; and
•
business ethics.

The Committee also retains the ability to pay a participant a lower amount, including the discretion not to pay an annual incentive bonus.

The 2023 AIP payouts to each executive officer were determined by adjusting the applicable portion of the target incentive bonus amount (listed in the tables below under the column entitled “Weighting”) based on objective financial criteria in two areas (each listed in the table below under the column entitled “Metric”), with the result being subject to any Discretionary Adjustment as described above. Each financial metric had associated with it a threshold 50% payout level, a 100% payout level and a 200% payout level

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Compensation Discussion and Analysis

(listed in the table below under the columns entitled “Threshold”, “Target” and “Maximum”, respectively). With respect to both financial metrics (and subject to the Discretionary Adjustment), results below the threshold 50% payout level do not result in any payment and results above the maximum do not result in any additional payment. The percentage payout for results between the threshold and maximum are determined on a linear sliding scale basis between the two metric points on either side of the actual result (i.e., between the threshold and the target, or the target and the maximum, as applicable).

Consistent with recent years, for 2023 the two financial metrics utilized by the Committee were:

•
Pretax Margin: the pretax income of our Company divided by the gross revenue of our Company, excluding net gains/losses from the investment portfolio; net gains/losses from the venture investment portfolio; and, in the discretion of the Committee, excluding the effects of non-operating items, such as asset impairments and legal settlements.
•
Return on Equity: net income attributable to our Company divided by average invested stockholders’ equity (total equity excluding accumulated other comprehensive income/loss and noncontrolling interests), excluding net gains/losses from the investment portfolio; net gains/losses from the venture investment portfolio; and, in the discretion of the Committee, excluding the effects of non-operating items, such as asset impairments and legal settlements.

The Committee believes that retaining the two financial metrics utilized in the past, coupled with evaluation of a potential Discretionary Adjustment based on internal or external factors as described above, advances the objectives of our Company’s annual incentive bonus program and properly balances the importance of (i) compensating based on objective short-term financial results that are important to stockholders, and (ii) retaining the ability to take into account the Committee’s subjective determination with respect to long-term value creation and overall performance.

The Committee set the target financial metric payout levels at the pretax margin and return on equity set forth in our Company’s 2023 financial plan, which was unanimously approved by our Company’s Board following the general process described on page 34. The Committee believes these metrics, and the related performance levels, are indicators as to whether our Company, given the environment in which it is operating, has generated value for stockholders. The Committee also believes these metrics are utilized by stockholders, potential stockholders and their advisors in determining the value of our Company.

The target performance levels and actual performance for 2023, as modified by the Discretionary Adjustment, were as follows:

Metric	Weighting	Threshold	Target	Maximum	Actual 2023 Results(1)	Metric Payout Percentage
Pretax Margin(2)	50%	7.0%	10.0%	13.3%	7.7%	62%
Return on Equity(3)	50%	6.3%	9.0%	12.0%	6.8%	59%
Performance Total						60%
Discretionary Adjustment(4)						12%
Total	100%	—	—	—	—	72%

(1)
For purposes of determining performance level achievement, the Committee uses preliminary results and only considers an adjustment to the AIP payout amounts if final results would result in a greater than 2% change in the amount. As a result of this practice and the non-GAAP adjustments discussed in the following footnotes, the number in the “Actual 2023 Results” column may differ from the results reported in our Company’s financial statements.
(2)
This is a non-GAAP financial measure. Please see Appendix A for the rationale behind the presentation of this measure and a reconciliation to the nearest GAAP financial measure.
(3)
This is a non-GAAP financial measure. Please see Appendix A for the rationale behind the presentation of this measure and a reconciliation to the nearest GAAP financial measure.
(4)
For 2023, the Committee elected to make a Discretionary Adjustment increasing the payouts for Ms. Cornehl and Messrs. Adams and Wajner, with payout amounts remaining at metric levels for Messrs. DeGiorgio and Seaton.

The executive officer's AIP cash and equity bonuses paid out at 60% of target for Messrs. DeGiorgio and Seaton and at 72% of target for Ms. Cornehl and Messrs. Adams and Wajner. Metric-level results for executive officers' AIP cash and equity bonuses were at 60% of target for 2023. However, to address the

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Compensation Discussion and Analysis

cybersecurity incident the Company experienced in December 2023, the Company shut down access to its network, which materially impacted the Company's operations and, consequently, our fourth quarter financial results. Performance through the month of November had indicated a combined payout of approximately 72% before the cybersecurity incident occurred.

For 2023, at management's request, the Committee elected to make a Discretionary Adjustment to increase the payouts for Ms. Cornehl and Messrs. Adams and Wajner by 12 percentage points from 60% to 72% of target, a level which the Committee determined to reflect the Company's and these executive officers' performance before the adverse financial impact of the cybersecurity incident. This decision reflected the Committee's assessment of the performances of these executive officers during the year, including with respect to their areas of responsibility, their management of circumstances that arose from the cybersecurity incident; overall degree of effectiveness of risk management efforts; expense management, which supported the Company’s efforts in mitigating the impact of the challenging market conditions; effective management of the Company’s investment portfolio; accomplishments in ESG initiatives, which contributed to the Company's inclusion in People® Magazine's Companies that Care list for the third consecutive year; and successful employee engagement efforts, which contributed to the Company's inclusion on the Fortune 100 Best Companies to Work For® list for the eighth consecutive year. Additionally at management's request, as part of the Company's broader expense management efforts, the Committee did not apply the Discretionary Adjustment to the payouts for Messrs. DeGiorgio or Seaton, notwithstanding the Committee's positive view of their individual performance.

For 2024, subject to the Committee’s ability to award a lower amount, including the ability not to award any bonus, the AIP payout amounts will again be determined based on our Company’s return on equity (weighted 50%) and pretax margin (weighted 50%). As was the case in 2023, actual performance could result in payouts ranging from 50% to 200% of target, or 0% if performance is below threshold levels. The 2024 target AIP payout amounts will be adjusted in the same manner as in 2023, in that results below the threshold 50% payout level do not result in any payment and results above the maximum do not result in any additional payment. The percentage payout for results between the threshold and maximum will again be determined on a linear sliding scale basis between the two metric points on either side of the actual result (i.e., between the threshold and the target, or the target and the maximum, as applicable).

Annual Cash Bonus

As part of its review in early 2023, the Committee set target cash bonus amounts that were largely unchanged over 2022, with details as follows:

•
Mr. DeGiorgio. Mr. DeGiorgio’s target cash bonus was set at $1,750,000;
•
Mr. Seaton. Mr. Seaton’s target cash bonus was set at $725,000;
•
Ms. Cornehl. Ms. Cornehl’s target cash bonus was set at $192,500;
•
Mr. Wajner. Mr. Wajner’s target cash bonus was set at $152,750; and
•
Mr. Adams. Mr. Adams’s target cash bonus was set at $152,750.

The decisions to set the 2023 target cash bonus amounts for each executive officer were based on the Committee’s assessment of relevant peer company and market data as well as prevailing market conditions. In response to our Company's broader expense management efforts, and at the request of management, the Committee determined not to adjust the target cash bonuses amounts for 2023, with the exception of Ms. Cornehl's, which was increased by $10,500 to $192,500 as a result of the Committee's assessment of her target cash bonus amount in comparison to relevant peer company and market data.

Each executive officer's AIP cash bonus payout for 2023 was determined by adjusting the target cash bonus amount by the level of achievement on the financial metrics described above and, for Ms. Cornehl and Messrs. Adams and Wajner, taking into account the Discretionary Adjustment. The following table summarizes the computation of the 2023 AIP cash bonuses for each executive officer. It also provides the

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Compensation Discussion and Analysis

2022 AIP cash bonus amounts for comparison purposes. The amounts in the table below are reflected in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

Named Executive Officer	2023 Target Annual Cash Bonus	2023 Metric Result(1)	2023 Actual Cash Bonus	2022 Actual Cash Bonus
DeGiorgio, K.	$1,750,000	60%	$1,050,000	$1,347,500
Seaton, M.	$725,000	60%	$435,000	$558,250
Cornehl, L.	$192,500	72%	$138,600	$140,140
Wajner, M.	$152,750	72%	$109,980	$117,618
Adams, S.	$152,750	72%	$109,980	$117,618

(1)
The target performance levels and actual performance with respect to the financial metrics are set forth in the metric summary table on page 38.

In January 2024, the Committee reviewed the target cash bonus amounts of the executive officers. The Committee determined, based on its assessment of relevant peer company and market data, as well as the strong individual performances of Mr. DeGiorgio and Ms. Cornehl in the face of challenging market conditions, that the target cash bonuses of Mr. DeGiorgio and Ms. Cornehl warranted an adjustment. Consequently, the Committee increased Mr. DeGiorgio's target cash bonus from $1,750,000 to $1,850,000 and Ms. Cornehl's from $192,500 to $297,000 for 2024. The Committee maintained the target cash bonuses of Messrs. Seaton, Adams and Wajner for 2024.

Annual Equity Bonus

As part of its review in early 2023, the Committee set target Bonus RSU amounts that were largely unchanged over 2022, with details as follows:

•
Mr. DeGiorgio. Mr. DeGiorgio’s target Bonus RSU amount was set at $1,750,000;
•
Mr. Seaton. Mr. Seaton’s target Bonus RSU amount was set at $725,000;
•
Ms. Cornehl. Ms. Cornehl’s target Bonus RSU amount was set at $157,500;
•
Mr. Wajner. Mr. Wajner’s target Bonus RSU amount was set at $82,250; and
•
Mr. Adams. Mr. Adams’s target Bonus RSU amount was set at $82,250.

The decisions to set the 2023 target Bonus RSU amounts for each executive officer were based on the Committee’s assessment of relevant peer company and market data as well as prevailing market conditions. In response to our Company's broader expense management efforts, and at the request of management, the Committee determined not to adjust the target Bonus RSU amounts for 2023, with the exception of Ms. Cornehl's, which was increased by $59,500 to $157,500 as a result of the Committee's assessment of her target Bonus RSU amount in comparison to relevant peer company and market data.

Each executive officer's Bonus RSU payout amount for 2023 was determined by adjusting the target Bonus RSU amount by the level of achievement on the 2023 AIP financial metrics described above and, for Ms. Cornehl and Messrs. Adams and Wajner, taking into account the Discretionary Adjustment.

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Compensation Discussion and Analysis

The following table summarizes the computation of the 2023 Bonus RSU amounts for each executive officer. It also provides the 2022 Bonus RSU amounts for comparison purposes.

Named Executive Officer	2023 Target Bonus RSU Amount	2023 Metric Result(1)	2023 Actual Bonus RSU Amount	2022 Bonus RSU Amount
DeGiorgio, K.	$1,750,000	60%	$1,050,000	$1,347,500
Seaton, M.	$725,000	60%	$435,000	$558,250
Cornehl, L.	$157,500	72%	$113,400	$75,460
Wajner, M.	$82,250	72%	$59,220	$63,332
Adams, S.	$82,250	72%	$59,220	$63,332

(1)
The target performance levels and actual performance with respect to the AIP financial metrics are set forth in the metric summary table on page 38.

In January 2024, the Committee reviewed the target Bonus RSU amounts of the executive officers. The Committee determined, based on its assessment of relevant peer company and market data, as well as the strong individual performances of Mr. DeGiorgio and Ms. Cornehl in the face of challenging market conditions, that the target Bonus RSU amounts of Mr. DeGiorgio and Ms. Cornehl warranted an adjustment. Consequently, the Committee increased Mr. DeGiorgio's target Bonus RSU amount from $1,750,000 to $1,850,000 and Ms. Cornehl's from $157,500 to $243,000 for 2024. The Committee maintained the target Bonus RSU amounts of Messrs. Seaton, Adams and Wajner for 2024.

Bonus RSUs are denominated in units of our Company’s common stock. In accordance with Company policy, the number of units granted to an executive officer in 2024 in connection with 2023 performance was determined by dividing the dollar amount of the Bonus RSUs that the Committee determined to be granted by the fair market value of our Company’s stock on February 22, 2024, the second day on which the New York Stock Exchange was open for trading following the submission of our Company’s Annual Report on Form 10-K. Our Company’s 2020 Incentive Compensation Plan defines the fair market value as the last sale price reported for a share of our Company’s common stock on the New York Stock Exchange on the last trading day preceding the grant date. These underlying shares, plus any dividend equivalent shares accrued during the vesting period, are generally distributed to the executive officer upon vesting.

The Bonus RSUs issued to executive officers in 2023 and 2024, based on the level of achievement in 2022 and 2023, respectively, vest at a rate of 33 1/3% on each anniversary of the date of grant. The Bonus RSUs issued to executive officers in 2022 in connection with 2021 performance vest at a rate of 25% on each anniversary of the date of grant. Vesting accelerates in certain circumstances, including death, disability, normal retirement, and termination by our Company without cause. In addition, vesting of the Bonus RSUs accelerates in connection with early retirement. Early retirement means the termination of the recipient’s employment, other than for cause, after having reached age 55 and 10 years of service. Normal retirement means the termination of the recipient’s employment, other than for cause, after having reached age 62 (for RSUs granted prior to 2021) or age 60 (for RSUs granted in or after 2021), irrespective of the number of years of service. In the case of death or disability, delivery of the underlying shares is made as soon as administratively practicable. In the case of normal retirement or early retirement or termination by our Company without cause, delivery of the underlying shares is made one year after the termination date. A holder of RSUs has none of the rights of a stockholder unless and until shares are actually delivered to the holder. In the case of disability, early retirement, normal retirement and termination by our Company without cause, the executive officer shall also be required to sign a separation agreement.

The Bonus RSUs issued in 2023 and 2024 to our Company’s executive officers, based on the level of achievement in 2022 and 2023, respectively, provided that, except in the case of death, disability or certain change-in-control scenarios, none of the Bonus RSUs would vest unless certain performance criteria were met. In particular, Bonus RSUs would not vest unless the net income of our Company in the year of grant was at least $25 million, excluding Extraordinary Items. For purposes of this calculation,

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Compensation Discussion and Analysis

“Extraordinary Items” means (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary, unusual and/or nonrecurring items of gain or loss and (f) foreign exchange gains and losses. The Committee determined that this target was met for 2023, with the result that the Bonus RSUs granted in 2023 to the executive officers would vest, subject to satisfaction of other applicable conditions.

It should be noted that, as required by applicable rules, the Summary Compensation, Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year End tables in this proxy statement reflect Bonus RSUs issued to the executive officers in 2023 for performance in 2022. Similarly, the Bonus RSUs issued in 2024 for performance in 2023 are not reflected in those tables contained in this proxy statement. Applicable rules require that these tables only reflect equity awards granted to the executive officers in 2023.

Long-Term Equity Incentive Compensation

The Committee has continued its practice of tying a meaningful portion of the executive officers' total compensation to long-term incentives through the issuance of long-term incentive awards under the LTI Plan ("LTI Awards"). For the second consecutive year, the Committee elected to issue LTI Awards to executive officers in 2024 (in connection with 2023 performance) in equal 50% allocations of LTI PRSUs with longer-term performance metrics and LTI RSUs with multi-year vesting periods. This is consistent with the Committee's decision to increase the percentage of the LTI Awards granted as LTI PRSUs from 25% to 50% for 2023, with the remaining 50% being granted as LTI RSUs, which modification was based on stockholder feedback and changes in market compensation practices.

The Committee believes that LTI Awards effectively align the interests of executive officers with those of its long-term stockholders. The Committee believes that LTI Awards, particularly being coupled with the AIP Bonus RSU pay element, discourage executive officers from taking excessive risk for short-term gains, focus executive officers on increasing long-term stockholder value and increase retention.

The approximate dollar values of the LTI Awards granted by the Committee to each of the executive officers in 2024 in connection with 2023 performance are provided in the following table, together with the comparable amounts granted in 2023 for 2022 performance.

Named Executive Officer	LTI RSUs Granted in 2024 in Connection with 2023 Performance(1)	LTI PRSUs Granted in 2024 in Connection with 2023 Performance(1)(2)	Total LTI Awards Granted in 2024 in Connection with 2023 Performance(1)	LTI Awards Granted in 2023 in Connection with 2022 Performance(1)
DeGiorgio, K.	$1,575,000	$1,575,000	$3,150,000	$2,825,000
Seaton, M.	$800,000	$800,000	$1,600,000	$1,400,000
Cornehl, L.	$275,000	$275,000	$550,000	$400,000
Wajner, M.	$110,000	$110,000	$220,000	$220,000
Adams, S.	$82,500	$82,500	$165,000	$165,000

(1)
The actual grant date dollar value of the LTI Awards may differ slightly from these dollar amounts in the table due to rounding. The LTI Awards granted in 2024 in connection with 2023 performance were granted on February 22, 2024, and the LTI Awards granted in 2023 in connection with 2022 performance were granted on February 16, 2023, in both cases pursuant to our Company’s policy of granting RSUs to executive officers on the second day on which the New York Stock Exchange is open for trading following the submission of the Annual Report on Form 10-K.
(2)
The dollar amount reflects the target value of the LTI PRSU award approved by the Committee. The actual value of the award and the number of shares ultimately received by a recipient will vary based on our total shareholder return over the three-year performance period relative to the companies in the S&P MidCap 400 Index at the beginning of the performance period. The grant date fair values of the awards, as determined under applicable accounting guidance for financial reporting purposes, are as follows: $1,825,127 for Mr. DeGiorgio, $927,066 for Mr. Seaton, $318,645 for Ms. Cornehl, $127,445 for Mr. Wajner and $95,567 for Mr. Adams.

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Compensation Discussion and Analysis

In determining the amount of LTI RSUs and target LTI PRSUs ("Target PRSUs") to grant to executive officers, the Committee reviewed the performance of our Company and the executive officers along with compensation levels at peer companies and market data. The Committee's decision further reflected the Committee's assessment of the individual performance of these executive officers during the year, including with respect to their areas of responsibility, their management of circumstances that arose from the cybersecurity incident and other notable achievements, and challenges faced, as summarized in the “Performance Overview” section beginning on page 22. Among other considerations, the award increase for Mr. DeGiorgio reflected his commendable leadership throughout the year, enabling the Company to sustain financial performance despite historically difficult market conditions, and successes in strategic initiatives that drove long-term value creation for our stockholders. Ms. Cornehl’s award increase was supported by her continued growth in the Chief Legal Officer role as she led our legal team and efforts to manage compliance and risk. The award increase for Mr. Seaton and the flat year-over-year awards for Messrs. Wajner and Adams further demonstrated their ongoing strength in leading the Company’s finances through difficult market conditions. The executive officers' contributions were also reflected in the Company's achievements against ESG initiatives, leading to the Company's continued recognition on notable workplace lists, including People® Magazine's Companies that Care list for the third consecutive year, the Fortune 100 Best Companies to Work For® list for the eighth consecutive year and the Fortune Best Workplaces for Women® list for the eighth consecutive year.

In accordance with Company policy, the number of target units granted to an executive in 2024 in connection with 2023 performance was determined by dividing the dollar amount of the Target PRSUs that the Committee determined to be granted by the fair market value of our Company’s stock on February 22, 2024, the second day on which the New York Stock Exchange was open for trading following the submission of our Company’s Annual Report on Form 10-K. Our Company’s 2020 Incentive Compensation Plan defines the fair market value as the last sale price reported for a share of our Company’s common stock on the New York Stock Exchange on the last trading day preceding the grant date. A holder of LTI PRSUs has none of the rights of a stockholder unless and until shares are actually delivered to the holder.

LTI PRSUs represent the right to receive shares of common stock of our Company in an amount from 0% to 200% of the Target PRSUs. The number of shares earned will be determined based on relative total shareholder return ("rTSR") over a three-year performance period as compared to the companies in the S&P MidCap 400 Index at the beginning of the performance period (the “Index”) with the number of delivered shares equal to the number of Target PRSUs multiplied by the applicable percentage set forth in the following table (“Earned PRSUs”). The shares underlying the Earned PRSUs, plus any dividend equivalent shares accrued prior to delivery, generally become earned upon satisfaction of the service requirement. The service requirement is satisfied if the recipient does not experience a termination of employment prior to the third anniversary of the the date of grant.

Performance Level	rTSR Rank(1)	Payout(2)
Below Threshold	<25th Percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	>=75th Percentile	200%

(1)
rTSR Rank is calculated based on our Company’s total shareholder return relative to the total shareholder return of each company in the Index.
(2)
For performance between threshold and target and between target and maximum, the percentage of the Target PRSUs that become Earned PRSUs will be determined on straight line interpolation.

LTI PRSUs granted in 2024 have a performance period of January 1, 2024 through December 31, 2026.

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Compensation Discussion and Analysis

The service requirement is also deemed satisfied in certain circumstances, including death, disability and normal retirement. Normal retirement means the termination of the executive officer’s employment, other than for cause, after having reached age 60 irrespective of the number of years of service. In the case of disability, normal retirement and termination by our Company without cause the executive officer shall also be required to sign a separation agreement. In the case of death or disability, the executive officer shall receive shares equal to the number of Target PRSUs as soon as administratively practicable. In the case of normal retirement, the executive officer shall receive shares equal to the number of Earned PRSUs (as defined in our Company’s 2020 Incentive Compensation Plan) after the end of the performance period.

In addition, the service requirement is deemed satisfied in connection with termination by our Company without cause, but only for the portion of the three-year vesting period actually completed, with payout based on actual performance at the end of the performance period.

Other than the early retirement provisions, the terms of the LTI RSUs are identical to the terms of the Bonus RSUs described above beginning on page 41. Like Bonus RSUs, LTI RSUs for executive officers are also tied to a performance-vesting condition.

As indicated above with respect to Bonus RSUs, as required by applicable rules, LTI Awards granted in 2024 in connection with 2023 performance are not reflected in the Summary Compensation table, the Grants of Plan-Based Awards table or the Outstanding Equity Awards at Fiscal Year End table contained herein. Those tables reflect LTI Awards granted in 2023 in connection with 2022 performance.

Summary of Base Salary, Cash Bonus and Equity Incentive Compensation Paid for 2023

The following table summarizes for each executive officer the amount paid or awarded in connection with 2023 performance in the form of total base salary, cash bonus (paid in 2024 for 2023 performance), Bonus RSUs (granted in 2024 for 2023 performance) and LTI Awards (granted in 2024 in connection with 2023 performance). This table is not a substitute for the compensation tables required by the Securities and Exchange Commission and included under the heading “Executive Compensation Tables” herein, but it provides a more accurate picture of how the Committee viewed its compensation actions for the executive officers in connection with performance in 2023:

		Paid/Issued in 2024 in Connection with 2023 Performance
Named Executive Officer	Base Salary Paid in 2023(1)	Actual Cash Bonus	Bonus RSUs	LTI RSUs	LTI PRSUs(2)	Total for 2023	Total for 2022(3)
DeGiorgio, K.	$832,500	$1,050,000	$1,050,000	$1,575,000	$1,575,000	$6,082,500	$6,385,673
Seaton, M.	$630,000	$435,000	$435,000	$800,000	$800,000	$3,100,000	$3,181,500
Cornehl, L.	$407,162	$138,600	$113,400	$275,000	$275,000	$1,209,162	$1,005,600
Wajner, M.	$350,000	$109,980	$59,220	$110,000	$110,000	$739,200	$747,872
Adams, S.	$350,000	$109,980	$59,220	$82,500	$82,500	$684,200	$695,949

(1)
Base salary paid in 2023 is equal to the corresponding amount reflected in the Summary Compensation Table under the column entitled “Salary”. Unlike the tables presented earlier in this section, the figures for base salaries paid, as reflected in this table above, account for the temporary and voluntary reductions in base salary for Messrs. DeGiorgio and Seaton and Ms. Cornehl, as described above.
(2)
The dollar amount reflects the target value of the LTI PRSU award approved by the Committee. The actual value of the award and the number of shares ultimately received by a recipient will vary based on our total shareholder return over the three-year performance period relative to the companies in the S&P MidCap 400 Index at the beginning of the performance period. The grant date fair values of the awards, as determined under applicable accounting guidance for financial reporting purposes, are as follows: $1,825,127 for Mr. DeGiorgio, $927,066 for Mr. Seaton, $318,645 for Ms. Cornehl, $127,445 for Mr. Wajner and $95,567 for Mr. Adams.
(3)
For purposes of the calculation of the total, base salary paid in 2022 is equal to the corresponding amount reflected in the Summary Compensation Table under the column entitled “Salary”.

Consideration of Prior Amounts Realized

Our Company’s philosophy is to incentivize and reward executive officers for future performance. Accordingly, prior stock compensation gains (the realized value of RSUs awarded in prior years) generally are not considered in setting future compensation levels.

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Compensation Discussion and Analysis

Stock Ownership Guidelines

Our Company has adopted guidelines requiring our chief executive officer to hold Company stock with a value equal to at least six times the chief executive officer’s base salary and each of the other executive officers to hold stock with a value equal to at least three times their respective base salaries, or one-time their respective base salaries if that base salary is below $500,000. The chief executive officer’s holding requirement was increased in 2021 from five to six times his base salary.

What Counts Toward the Guideline:

•
shares owned personally or by a spouse
•
shares issued or held through a Company-sponsored plan such as the First American Financial Corporation 401(k) Savings Plan or the First American Financial Corporation Employee Stock Purchase Plan
•
unvested (and vested but deferred) restricted stock units
•
shares held in trust for the benefit of the executive officer or a spouse

What Does Not Count Toward the Guideline:

•
stock options
•
unvested LTI PRSUs

The Committee annually reviews compliance with the ownership guidelines. All of the executive officers meet or exceed our ownership guidelines.

Clawback Policy

Our Company has adopted a clawback policy applicable to all executive officers that is intended to comply with, and to be administered and interpreted consistent with the requirements of Listing Standard 303A.14 adopted by the New York Stock Exchange to implement Rule 10D-1 under the Securities Act. The policy generally provides for the recoupment of excess incentive compensation received during the three full fiscal years prior to the date that the Company is required to prepare an accounting restatement of the Company’s financial statements. The description of the Company’s clawback policy provided herein is qualified in its entirety by reference to the Policy Governing the Recovery of Certain Incentive Compensation that is attached as an exhibit to the Form 10-K filed by our Company on February 20, 2024. In addition, under Section 304 of the Sarbanes-Oxley Act of 2002, if our Company is required to restate our financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the chief executive officer and chief financial officer may be required to reimburse our Company for any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document and any profits realized from the sale of securities of our Company during that twelve-month period. In addition, our Company’s 2020 and 2010 Incentive Compensation Plans and the employee form of Restricted Stock Unit Award Agreement and form of Performance Restricted Stock Award Agreement provide for the forfeiture or recoupment of previously awarded compensation under certain circumstances if an executive officer’s misconduct causes loss or damage to our Company or our reputation.

Anti-Hedging Policy

Our Company has also adopted policies prohibiting executive officers and certain other employees from holding Company securities in a margin account or pledging Company securities as collateral. These policies further prohibit all directors, executive officers and certain other employees with access to sensitive information—as well as anyone living with such persons, family members whose transactions in our Company’s stock or derivatives are directed by such persons, or those who are subject to the

First American Financial Corporation 2024 Proxy Statement | 45

Compensation Discussion and Analysis

influence or control of such persons—from hedging their ownership of Company securities by engaging in zero-cost collars, forward sale contracts, short sales or trading in option contracts involving Company securities.

Benefits and Perquisites

Executive officers are entitled to employee benefits generally available to all full-time employees of our Company (subject to fulfilling any minimum service requirement), such as health and welfare benefits. The executive officers are also eligible to receive an incremental long-term disability insurance benefit and an executive health examination benefit that are not available to all employees. In designing these elements, our Company seeks to provide an overall level of benefits that is competitive with the level of benefits offered by similar companies in the markets in which it operates.

Employment Agreements

Messrs. DeGiorgio and Seaton and Ms. Cornehl are parties to employment agreements with our Company. Mr. DeGiorgio originally entered into his employment agreement in 2008, Mr. Seaton originally entered into his employment agreement in 2014, and Ms. Cornehl originally entered into her employment agreement in 2022. Each of the agreements for Messrs. DeGiorgio and Seaton and Ms. Cornehl were most recently renewed in 2024 and the term of each of those agreements now expires on December 31, 2026. The decision to renew the agreements reflected the Committee’s favorable evaluation of the performance of these executive officers, its view that the contracts provide an important retention incentive and the potential benefit to our Company from the non-competition, non-solicitation and other covenants in the contracts, provided that those provisions do not apply to the extent they are inconsistent with or violate any federal or state law or specific government mandate, order, injunction, consent, assurance of discontinuance, or decree. The agreements specify minimum base salaries equal to the base salaries paid to such individuals at the time of execution thereof, namely $925,000, $700,000 and $450,000 for Messrs. DeGiorgio and Seaton and Ms. Cornehl, respectively. Determinations regarding bonus amounts, long term incentive awards and any increases in base salary remain at the discretion of the Committee.

The agreements provide that if our Company terminates the executive officer’s employment without cause, the executive officer is entitled to an amount representing twice the sum of the executive officer’s base salary and the second largest of the prior three years’ bonuses. Half of this sum would be paid over the first year following termination in twelve equal monthly installments, and the other half would be paid at the end of this one-year period. The executive officer’s receipt of these amounts would be contingent on our Company’s receipt of a release from the executive officer as well as the executive officer’s compliance with certain non-solicitation and confidentiality provisions contained within the agreement, provided that those provisions do not apply to the extent they are inconsistent with or violate any federal or state law or specific government mandate, order, injunction, consent, assurance of discontinuance, or decree. In addition, with respect to an executive officer who participates in the First American Financial Corporation Executive Supplemental Benefit Plan (the “SERP”), if the executive officer's employment is terminated without cause and they would otherwise during the term of the agreement have reached their “early retirement date” under the SERP, which is discussed in further detail below, then their benefit will be deemed vested on the early retirement date notwithstanding the termination. No additional benefits are payable in the event that the executive officer voluntarily terminates or termination is on account of death or disability or is for cause.

Under the agreements, cause is defined to include (1) embezzlement, theft or misappropriation of Company property, (2) willful breach of any fiduciary duties owed to our Company, (3) willful failure or refusal to comply with applicable rules and regulations, (4) commission of a felony or of any crime involving moral turpitude, fraud, or misrepresentation, (5), refusal to perform job duties or reasonable directives from the executive officer’s superior or the Board and (6) any gross negligence or willful misconduct resulting in loss or damage to the reputation of our Company.

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Compensation Discussion and Analysis

The agreements are attached or referenced as an exhibit to the Form 10-K filed by our Company with the Securities and Exchange Commission on February 20, 2024.

Change-in-Control and Post-Termination Arrangements

Award agreements evidencing all outstanding awards provide that vesting will not accelerate as a result of a change-in-control that has been approved by our Company’s Board. The LTI PRSU award agreements further provide that the performance goal will be measured based on actual performance through the date of such change of control, with the final price based on the stock price immediately prior to the consummation of such change of control. Absent the specific language in the award agreements, vesting in the event of a change-in-control would be governed by the terms of our Company’s 2020 and 2010 Incentive Compensation Plans.

The SERP provides additional benefits to participants under age 55 if they are involuntarily terminated within 36 months of a change-in-control. In that circumstance, benefits commence as if the participant had attained early retirement age, subject to an actuarial reduction.

The document evidencing the SERP is attached as an exhibit to the Form 10-K filed by our Company on March 1, 2011 and Amendment No. 1 thereto is attached as an exhibit to the Form 10-K filed on February 23, 2015.

Change-in-Control Agreements.

As part of our Company’s efforts to retain key employees, it has entered into agreements with each of the executive officers to provide for certain benefits in the event the executive officer is terminated following a change-in-control. As described below, the severance payment is primarily two times the sum of base salary and target bonus. In the opinion of the Committee, this structure reflects current best practices with respect to such agreements.

Under the agreement, a “change-in-control” means any one of the following with respect to our Company:

•
a merger or consolidation of our Company in which our Company’s stockholders end up owning less than 50% of the voting securities of the surviving entity;
•
the sale, transfer or other disposition of all or substantially all of our Company’s assets or the complete liquidation or dissolution of our Company;
•
a change in the composition of our Company’s Board over a two-year period as a result of which fewer than a majority of the directors are incumbent directors, as defined in the agreement; or
•
the acquisition or accumulation by any person or group, subject to certain limited exceptions, of at least 25% of our Company’s voting securities.

If the termination of the executive officer’s employment occurs without cause or if the executive officer terminates such employment for good reason within 36 months following the change-in-control, our Company is required to pay the following benefits in one lump sum within ten business days:

•
the executive officer’s base salary through and including the date of termination and any accrued but unpaid annual incentive bonus;
•
an annual incentive bonus for the year in which the termination occurs in an amount equal to the target bonus for the year of termination (or if there is no target annual incentive bonus or under certain other specified circumstances, the average of the annual incentive bonuses paid for the three prior years), prorated through the date of termination;
•
accrued and unpaid vacation pay;
•
unreimbursed business expenses;

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Compensation Discussion and Analysis

•
two times the executive officer’s annual base salary in effect immediately prior to the termination; and
•
two times the executive officer’s target bonus (or if there is no target annual incentive bonus or under certain other specified circumstances, two times the average of the annual incentive bonuses paid for the three prior years).

In addition, for a period of 24 months following the date on which the executive officer’s employment terminates, our Company will provide the same level of benefits and perquisites that the executive officer received at the time of termination or, if more favorable to the executive officer, at the time at which the change-in-control occurred. These benefits include tax-qualified and nonqualified savings plan benefits (excluding, however, any supplemental benefit plans), medical insurance, disability income protection, life insurance coverage and death benefits. To the extent that the executive officer cannot participate in the plans previously available, our Company will provide such benefits (or a cash equivalent) on the same after-tax basis as if they had been available. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

If the amount payable under the agreements, together with other payments and benefits, would constitute an “excess parachute payment” under the Internal Revenue Code and, consequently, be subject to excise tax, the change-in-control agreements provide for a reduction in the amount payable to that amount that would result in the elimination of the excise tax, provided that the reduced amount exceeds the net amount the executive officer would receive if the excise tax had been applied.

The change-in-control agreements automatically extend for additional one-year periods unless either party notifies the other not later than the preceding January 1 that it does not wish to extend the term.

The form change-in-control agreement is attached as an exhibit to the Form 10-Q filed by our Company on November 1, 2010.

Payments due Upon Termination and/or a Change-in-Control.

Calculations and further explanation of the payments due the executive officers upon termination of employment and/or a change-in-control are found under the portion of the “Executive Compensation Tables” section of this document entitled “Potential Payments Upon Termination or Change-in-Control.”

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Compensation Discussion and Analysis

Retirement Benefits

executive officers may participate in several benefit plans that provide benefits upon retirement. Such retirement benefits include:

Benefit	Background
First American Financial Corporation 401(k) Savings Plan

The First American Financial Corporation 401(k) Savings Plan is a tax-qualified profit-sharing plan generally available to all employees, which authorizes company matching contributions based on the amount of employee pretax and/or Roth contributions and a schedule that ties the amount of matching contributions to our Company’s profitability. For 2023, for each $1.00 employees contributed to the plan up to 4% of the employee’s eligible compensation, our Company provided a match of $0.75.

Executive Supplemental Benefit Plan*	The Executive Supplemental Benefit Plan is limited to a select group of management and is closed to new participants.
First American Financial Corporation Deferred Compensation Plan*	The Deferred Compensation Plan is limited to a select group of management.

* Further explanation of these plans can be found in the Pension Benefits and Nonqualified Deferred Compensation sections in the “Executive Compensation Tables” section.

Our Company believes that these plans provide a valuable recruiting and retention mechanism for our executive officers and enable it to compete more successfully for qualified executive talent.

Effective January 1, 2011, the Committee closed the SERP to new participants and, as part of the amendments described above, fixed as of December 31, 2010 the compensation used to determine benefits payable under the SERP. The amendments also capped the annual benefit to a maximum of $500,000 for our Company’s chief executive officer and $350,000 for other participants.

Conclusion

The final level and mix of compensation determined by the Committee is considered within the context of both the objective data from a competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Committee believes that each of the compensation packages for the executive officers is within the competitive range of practices when compared to the objective comparative data even where qualitative factors have influenced the compensation decisions.

Impact of Tax and Accounting

In reaching decisions on executive compensation, the Committee generally considers the tax and accounting consequences to our Company, including the fact that compensation (including performance-based compensation) in excess of $1 million paid to covered executive officers is generally not deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code of 1986.

Under accounting guidance, long-term incentive grants of RSUs (Bonus and LTI) to executive officers and employees are recognized as compensation expense by our Company. Compensation expense for such awards is equal to the grant-date fair values of the instruments being issued and is generally recognized over the requisite service period of the award.

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Compensation Discussion and Analysis

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee on March 12, 2024 recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation Committee

Michael D. McKee, Chair
Parker S. Kennedy
Mark C. Oman

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Executive Compensation Tables

The following tables set forth compensation information for our Company’s executive officers (generally referred to in the Executive Compensation Tables section of this proxy statement as our "NEOs") pursuant to the specific requirements of applicable regulations. Our Company believes that the Summary Compensation Table below does not completely reflect our perspective on compensation for our NEOs. Rather, our Company believes that our perspective is more completely reflected in the “Compensation Discussion and Analysis” section above.

The following Summary Compensation Table sets forth compensation awarded to or earned by our NEOs for the years indicated.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation ($)		Total ($)

Kenneth D. DeGiorgio	2023	$832,500	$—	$4,841,829	$1,050,000	$332,267	$12,761	(4)	$7,069,357
Chief Executive Officer	2022	$865,673	$—	$3,792,696	$1,347,500	$—	$20,730		$6,026,599
	2021	$818,462	$—	$2,741,970	$1,531,250	$79,578	$11,661		$5,182,921

Mark E. Seaton	2023	$630,000	$—	$2,289,842	$435,000	$—	$10,151	(5)	$3,364,993
EVP, Chief Financial Officer	2022	$665,000	$—	$2,641,705	$558,250	$—	$18,400		$3,883,355
	2021	$693,462	$—	$2,080,923	$1,268,750	$—	$9,549		$4,052,684

Lisa W.Cornehl	2023	$407,162	$—	$570,154	$138,600	$—	$9,910	(6)	$1,125,826
SVP, Chief Legal Officer	2022	$390,000	$—	$319,849	$140,140	$—	$18,200		$868,189

Matthew F. Wajner	2023	$350,000	$—	$335,419	$109,980	$—	$9,849	(7)	$805,248
VP, Treasurer	2022	$346,923	$—	$333,357	$117,618	$—	$18,050		$815,948
	2021	$323,692	$—	$278,080	$275,625	$—	$9,549		$886,946

Steven A. Adams	2023	$350,000	$—	$267,313	$109,980	$—	$9,850	(8)	$737,143
VP, Chief Accounting Officer	2022	$350,000	$—	$290,079	$117,618	$—	$18,100		$775,797

(1)
As required by applicable rules, annual cash bonuses that were paid through performance units, or were otherwise based upon the achievement of pre-determined performance metrics, are included under the column entitled “Non-Equity Incentive Plan Compensation”, as opposed to the column entitled “Bonus.”
(2)
The amounts shown are the grant date fair value of stock awards granted in the year indicated as computed in accordance with GAAP. The values set forth under this column for each year reflect the grants made in that year in connection with performance metrics from the prior year (e.g., amounts reported for 2023 are in connection with performance metrics from 2022). For information on the valuation of the awards, refer to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(3)
For 2023, reflects the change in the present value of the benefit from the end of the year preceding the applicable fiscal year to the end of the applicable fiscal year for the SERP, which is a non-qualified pension plan. Negative values are shown as zero. See the 2023 Pension Benefits table for assumptions relating to the SERP. Amounts in the column do not include earnings under our Company’s deferred compensation plan as such earnings are neither above market nor preferential. Our Company’s deferred compensation plan provides a return based on a number of investment crediting options.
(4)
This amount consists of (a) Company contributions of $9,150 to his account in our Company’s tax qualified 401(k) savings plan, (b) life insurance premiums of $2,611 and (c) Company paid executive long-term disability insurance premium of $1,000.
(5)
This amount consists of (a) Company contributions of $9,150 to his account in our Company’s tax qualified 401(k) savings plan and (b) Company paid executive long-term disability insurance premium of $1,001.
(6)
This amount consists of (a) Company contributions of $9,150 to her account in our Company’s tax qualified 401(k) savings plan and (b) Company paid executive long-term disability insurance premium of $760.
(7)
This amount consists of Company contributions of $9,150 to his account in our Company’s tax qualified 401(k) savings plan and (b) Company paid executive long-term disability insurance premium of $699.
(8)
This amount consists of Company contributions of $9,150 to his account in our Company’s tax qualified 401(k) savings plan and (b) Company paid executive long-term disability insurance premium of $700.

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Executive Compensation Tables

Grants of Plan-Based Awards

The following table contains information concerning the annual cash bonus award opportunity and awards of Bonus RSUs, LTI RSUs and LTI PRSUs made by our Company to each of our NEOs during fiscal year 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards ($)
Kenneth D. DeGiorgio	2/16/2023 (1)	2/1/2023	$350,000	$1,750,000	$4,025,000
	2/16/2023 (2)	2/1/2023				—	22,075	—	$1,347,458
	2/16/2023 (3)	2/1/2023				—	23,140	—	$1,412,465
	2/16/2023 (4)	2/1/2023				11,570	23,140	46,280	$2,081,906

Mark E. Seaton	2/16/2023 (1)	2/1/2023	$145,000	$725,000	$1,667,500
	2/16/2023 (2)	2/1/2023				—	9,145	—	$558,211
	2/16/2023 (3)	2/1/2023				—	11,467	—	$699,945
	2/16/2023 (4)	2/1/2023				5,734	11,467	22,934	$1,031,686

Lisa W.Cornehl	2/16/2023 (1)	2/1/2023	$38,500	$192,500	$442,750
	2/16/2023 (2)	2/1/2023				—	1,236	—	$75,445
	2/16/2023 (3)	2/1/2023				—	3,276	—	$199,967
	2/16/2023 (4)	2/1/2023				1,638	3,276	6,552	$294,742

Matthew F. Wajner	2/16/2023 (1)	2/1/2023	$30,550	$152,750	$351,325
	2/16/2023 (2)	2/1/2023				—	1,037	—	$63,298
	2/16/2023 (3)	2/1/2023				—	1,802	—	$109,995
	2/16/2023 (4)	2/1/2023				901	1,802	3,604	$162,126

Steven A. Adams	2/16/2023 (1)	2/1/2023	$30,550	$152,750	$351,325
	2/16/2023 (2)	2/1/2023				—	1,037	—	$63,298
	2/16/2023 (3)	2/1/2023				—	1,351	—	$82,466
	2/16/2023 (4)	2/1/2023				676	1,351	2,702	$121,549

(1)
Amounts represent the threshold, target and maximum amounts payable with respect to amounts awarded under our Company’s AIP for 2023. Under the plan, the Compensation Committee has the discretion to decrease or increase the final payout by up to 30 percentage points. The Compensation Committee also retains the ability to award ultimately a lower amount, including the discretion not to award any amount. The amounts disclosed reflect the potential 30-percentage point increase/reduction based on strategic performance (230% and 20% of the target amount, respectively). See “Compensation Discussion and Analysis—Pay Elements and Practices—Annual Incentive Compensation.” The amounts identified in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table are the actual amounts paid under the plan.
(2)
Grants represent the Bonus RSUs issued in 2023 for 2022 performance. Vesting of Bonus RSUs occurs at a rate of 33 1/3% per year on each anniversary of the grant date, and would not occur unless, as was the case, the net income of our Company for 2023 was at least $25 million, excluding Extraordinary Items.
(3)
Grants represent the LTI RSUs issued in 2023 for 2022 performance. Vesting of LTI RSUs occurs at a rate of 33 1/3% per year on each anniversary of the grant date, and would not occur unless, as was the case, the net income of our Company for 2022 was at least $25 million, excluding Extraordinary Items.
(4)
Amounts represent LTI PRSUs which were awarded in 2023 in connection with 2022 performance. The number of LTI PRSUs reported above illustrates the three-year relative TSR performance metric at threshold, target or maximum.

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Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards of our Company held by the NEOs as of December 31, 2023.

Name	Grant Date	Number of Shares or Units of RSU That Have Not Vested(1) (#)	Market Value of Shares or Units of RSU That Have Not Vested(2) ($)	Number of Shares or Units of PRSU That Have Not Vested(3) (#)	Market Value of Shares or Units of PRSU That Have Not Vested(4) ($)
Kenneth D. DeGiorgio	2/20/2020	13,044	840,555	—	—
	2/18/2021	26,937	1,735,820	—	—
	2/22/2022	34,723	2,237,550	8,289	534,143
	2/16/2023	46,855	3,019,336	23,979	1,545,207
Mark E. Seaton	2/20/2020	9,601	618,688	—	—
	2/18/2021	20,440	1,317,154	—	—
	2/22/2022	25,098	1,617,315	5,030	324,133
	2/16/2023	21,357	1,376,245	11,882	765,676
Lisa W.Cornehl	2/20/2020	69	4,446	—	—
	2/18/2021	583	37,569	—	—
	2/22/2022	2,865	184,621	745	48,008
	2/16/2023	4,672	301,064	3,393	218,645
Matthew F. Wajner	2/20/2020	1,244	80,163	—	—
	2/18/2021	2,734	176,179	—	—
	2/22/2022	2,977	191,838	786	50,650
	2/16/2023	2,938	189,325	1,866	120,245
Steven A. Adams	12/21/2020	396	25,518	—	—
	2/18/2021	982	63,280	—	—
	2/22/2022	2,708	174,504	588	37,891
	2/16/2023	2,471	159,231	1,399	90,152

(1)
LTI RSU awards granted in 2023 in connection with 2022 performance vest 33 1/3% each year on the anniversary of the grant date. LTI RSU awards granted before 2022 and Bonus RSU awards granted before 2023 vest 25% per year. LTI RSU and Bonus RSU awards granted to Ms. Cornehl and Mr. Adams prior to their appointment as NEOs in 2023 vest 33 1/3% each year. These amounts include RSUs that may no longer be subject to a substantial risk of forfeiture (due to retirement vesting provisions), but that remain subject to restrictions and have not yet been distributed.
(2)
The market value was calculated by multiplying the number of unvested units shown in the table by $64.44, which was the closing market price on December 29, 2023, the last trading day of our fiscal year.
(3)
Amounts shown illustrate a target-level performance result for the three-year relative TSR metric.
(4)
The market value was calculated by multiplying the number of unvested units shown in the table by $64.44, which was the closing market price on December 29, 2023, the last trading day of our fiscal year.

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Executive Compensation Tables

Option Exercises and Stock Vested

The following table sets forth information concerning value realized by each of the NEOs upon vesting of stock during 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kenneth D. DeGiorgio	52,582	$3,093,540
Mark E. Seaton	38,360	$2,257,407
Lisa W. Cornehl	2,122	$125,488
Matthew F. Wajner	5,005	$294,559
Steven A. Adams	1,910	$114,641

Pension Benefits

The following table shows the actuarial present value of the accumulated retirement benefits payable upon normal retirement age to Mr. DeGiorgio, our one NEO eligible for benefits under the SERP, computed as of December 31, 2023. The amounts are based upon benefits provided to Mr. DeGiorgio under the SERP. Messrs. Seaton, Wajner and Adams, and Ms. Cornehl were never participants in the SERP.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Kenneth D. DeGiorgio	SERP(2)	24.8	$2,222,573	$—

(1)
Credited years of service for benefit calculation purposes is the time between the participant’s commencement of participation in the plan and December 31, 2023. Participants in the SERP must have completed 10 years of credited service in order to be eligible to receive SERP benefits. Years of credited service beyond the minimum 10 year requirement do not result in any additional benefits under the SERP.
(2)
SERP eligibility requires 10 years of service and five years of participation in the plan with the benefit dependent on age at retirement between 55 and 62, rather than credited years of service. The following assumptions were used for calculating present values: interest rate of 5.21%, post-retirement mortality per the Pri-2012 “Retirees” and “Contingent Survivors” tables projected generationally beyond 2012 using MP-2021 Order 2 Graduation Alternative Projection Scale. The “Contingent Survivors” tables will be used for spouses only after death of the primary retiree. Benefit is payable as a 50% joint and survivor annuity and spouse is assumed to be one year younger than the participant.

The SERP, which was closed to new participants on January 1, 2011, provides retirement benefits for, and pre-retirement death benefits with respect to certain key management personnel. Under the plan, upon retirement at normal retirement date (the latest of age 62, the date on which the participant completes 10 years of service and the date on which the participant was covered, in combination, by the plan for five years) the participant generally receives a joint life and 50% survivor annuity benefit equal to 30% of “final average compensation.” “Final average compensation” is generally equal to the participant’s average one year covered compensation for the five-year period ending on December 31, 2010, irrespective of the participant’s actual retirement date. Final average compensation generally includes base salary and commissions, cash bonuses and stock bonuses that are granted to compensate for past services (such as Bonus RSUs). The maximum annual benefit under the SERP is capped at $500,000 for our Company’s chief executive officer and at $350,000 for all other participants.

To be eligible to receive benefits under the plan, a participant must be at least age 55, have been an employee of our Company or one of our subsidiaries for at least 10 years and covered by the plan for at least five years. In the event of early retirement, benefits under the SERP are generally reduced by 5.952% for each year prior to age 62 in which retirement actually occurs. The pre-retirement death benefit under the SERP generally consists of 10 annual payments, each of which equals 15% of final average compensation. Subject to applicable legal rules, the Board can, in its discretion, pay the participant or beneficiary in an actuarial equivalent lump sum or other form of benefit. In the event of a “change-in-control” (as defined in the plan) of our Company, benefits under the SERP become 100% vested, and, if within 36 months following the change in control the participant’s employment is terminated by our

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Executive Compensation Tables

Company without cause or by the participant for good reason, the participant will be entitled to benefits equal to the benefits provided by the plan (subject to reductions for early retirement) or, if the participant is not yet eligible for early retirement, subject to an actuarial reduction.

Participants who engage in competition with our Company, either during their employment with, or following their departure from, our Company, forfeit their right to receive any vested benefits under the plan, provided that those provisions do not apply to the extent they are inconsistent with or violate any federal or state law or specific government mandate, order, injunction, consent, assurance of discontinuance, or decree. Competition is defined to include involvement with a competing business; the misappropriation, sale, use or disclosure of our Company’s trade secrets, confidential or proprietary information; and solicitation of Company employees or customers.

Nonqualified Deferred Compensation

As reflected in the following table, certain of the NEOs have elected to participate in the First American Financial Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) and/or elected to defer receipt of shares from RSUs granted under our 2010 and/or 2020 Incentive Compensation Plans. Messrs. Seaton, Wajner and Adams and Ms. Cornehl did not have any nonqualified deferred compensation.

Name	Executive Deferrals in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Amount of Deferred Compensation at Last FYE(3) ($)
Kenneth D. DeGiorgio	$—	$—	$631,151	$3,961,926	$4,164,360

(1)
Represents the amount contributed during the year to the Deferred Compensation Plan plus the value of any RSUs vested during the year but subject to deferred distribution. The amount contributed during the year is included in the Summary Compensation Table; however, the value of any RSUs vested during the year but subject to deferred distribution is not reflected in the Summary Compensation Table.
(2)
Represents earnings or losses on participant-selected investment options in the Deferred Compensation Plan and/or the increase or decrease in the fair market value of the deferred RSUs, including dividend equivalents thereon. These amounts are not reflected in the Summary Compensation Table.
(3)
This amount is as of December 31, 2023. The amount is included in the fiscal year-end balance and $949,335 of the amount was previously reported as compensation to the listed executive officer in the Summary Compensation Table.

The Deferred Compensation Plan offers a select group of management and highly compensated employees the opportunity to elect to defer up to 100% of their base salary, commissions and certain eligible cash bonuses. A committee appointed by the Board is responsible for administering the plan. The plan is unfunded and unsecured. However, our Company informally funds the plan through variable universal life insurance and absorbs all insurance charges. Our Company maintains a deferral account for each participating employee on a fully vested basis for all deferrals. Participants can choose to have their cash benefits paid in one lump sum or in quarterly payments upon termination of employment or death. Subject to the terms and conditions of the plan, participants also may elect scheduled and nonscheduled in-service withdrawals of compensation deferred prior to January 1, 2005, and the earnings and losses attributable thereto. Withdrawals of compensation deferred after December 31, 2004, and the earnings and losses attributable thereto, must be scheduled by the participant at the time the participant elects to defer such compensation.

Participants allocate their deferrals among a variety of investment crediting options offered under the plan. The investment crediting rates are based upon the rates of return available under certain retail mutual funds.

For all participants who joined the Deferred Compensation Plan prior to December 31, 2001, the plan provides a pre-retirement death benefit equal to the lesser of 15 times the amount deferred in the participant’s first year of participation or $2 million. The death benefit is reduced beginning at age 61 by 20% per year. Participants who join the plan after December 31, 2001 are not eligible for this death

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Executive Compensation Tables

benefit. Our Company maintains term life insurance policies to fund this enhanced pre-retirement death benefit.

Our 2010 and 2020 Incentive Compensation Plans offer a select group of management and highly compensated employees the opportunity to defer the distribution of their RSUs to a future date beyond the scheduled vesting date. Participants may elect to defer the distribution of a particular vesting tranche of an award to a future date while employed with our Company, upon termination of employment or in annual installments over two to 15 years post termination of employment.

With respect to deferrals to a future date while employed, participants must specify the year in which they wish to receive the distribution of the RSUs, provided that such year is later than the year of the scheduled vesting date. The resulting deferred distribution date will be the anniversary of the grant date in the year selected. If the participant terminates employment prior to the scheduled vesting date, the deferral election will not apply and the payment of such RSUs will be handled pursuant to the terms of the RSU Award Agreement. If the participant terminates employment after a scheduled vesting date but prior to the deferred distribution date, the participant will receive the distribution of the deferred RSUs upon termination. If the initial deferral election is made after the grant date, the deferred RSUs will be distributed following the later of the termination date or five years from the scheduled vesting date.

Potential Payments upon Termination or Change-in-Control

The following tables describe payments and other benefits that would be provided to the NEOs under the specified circumstances upon a change-in-control of our Company or their termination on December 31, 2023. For further discussion, see “Change-in-Control and Post-Termination Arrangements” beginning on page 47.

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Executive Compensation Tables

Kenneth D. DeGiorgio

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/By Employee for Good Reason		Without Termination	With Termination Without Cause/By Employee for Good Reason		Death		Disability
Amounts Due to Triggering Event
Severance	$—	$—	$7,240,000	(1)	$—	$8,850,000	(2)	$—		$—
Bonus	$—	$—	$—		$—	$3,500,000	(3)	$—		$—
Accelerated Vesting of RSUs(4)	$—	$—	$9,458,890		$9,912,612	$9,912,612		$9,912,612		$9,912,612
Benefit Continuation	$—	$—	$—		$—	$183,297	(5)	$—		$—
Enhanced SERP(6)	$—	$—	$—		$—	$2,088,927	(7)	$1,053,935	(8)	$2,197,390	(9)
Incremental Severance Sub-Total	$—	$—	$16,698,890		$9,912,612	$24,534,836		$10,966,547		$12,110,002
Previously Earned/ Vested Amounts
Deferred Compensation Plan	$4,164,360	$4,164,360	$4,164,360		$4,164,360	$4,164,360		$4,776,735	(10)	$4,164,360
Vested 401(k) Savings Plan Balance	$1,848,610	$1,848,610	$1,848,610		$1,848,610	$1,848,610		$1,848,610		$1,848,610
Total Value	$6,012,970	$6,012,970	$22,711,860		$15,925,582	$30,547,806		$17,591,892		$18,122,972

(1)
Represents two times the executive officer’s base salary in effect immediately prior to the date of termination and two times the median of the executive officer’s last three annual incentive bonuses.
(2)
Represents two times the executive officer’s base salary in effect immediately prior to the date of termination and two times the executive officer’s target annual incentive bonus for the current fiscal year, or if there is no such target, the average annual discretionary incentive bonus earned by the executive officer during the last three completed fiscal years.
(3)
Represents the pro rata portion of the executive officer’s target annual bonus for the year of termination.
(4)
Unvested RSUs do not accelerate, except in the event of a change-in-control of our Company that is not approved by our Board and in the event of death or disability per our 2010 and 2020 Incentive Compensation Plans and related agreements. For the purpose of this table, we’ve shown the impact of a change-in-control that was not approved by our Board. In the event of termination after meeting early retirement (age 55 with 10 years of service), normal retirement (age 60, or age 62 for RSUs granted before 2021), or involuntary termination without cause, absent a change-in-control, all unvested Bonus RSUs vest one year after termination. In the event of termination after meeting normal retirement, or for grants made in 2021 and 2022, involuntary termination without cause (absent a change-in-control), all unvested LTI RSUs vest one year after termination. Mr. DeGiorgio was not eligible for early retirement or normal retirement as of December 31, 2023.
(5)
Represents cash payments to the executive officer to cover the cost of purchasing the benefits on an after-tax basis for 24 months post termination.
(6)
“Enhanced SERP” refers to any payments which accrue to the executive officer, who is not yet vested, under the various scenarios for the SERP.
(7)
If a qualifying termination occurs within 36 months after a change-in-control of our Company, the executive officer becomes 100% vested in the benefit in the amount the executive officer would have been entitled to receive had he attained his early retirement date, with an actuarial reduction if the executive officer had not reached early retirement age. Represents the enhanced present value of the benefit calculated using the following assumptions: Pri-2012 “Retirees” and “Contingent Survivors” tables projected generationally beyond 2012 using MP-2021 Order 2 Graduation Alternative Project Scale, and a discount rate of 5.21%.
(8)
Represents the present value of 10 annual payments equal to 15% of the participant’s final average compensation, calculated using a 5.21% discount rate.
(9)
Represents the present value of the benefit calculated using the following assumptions: Pri-2012 “Retirees” and “Contingent Survivors” tables projected generationally beyond 2012 using MP-2021 Order 2 Graduation Alternative Project Scale, a discount rate of 5.21% and participant remains disabled until earliest retirement date at age 55.
(10)
Represents the sum of (a) the vested balance on December 31, 2023 of $4,164,360 and (b) a $612,375 pre-retirement death benefit equal to 15 times the amount deferred in the participant’s first year of participation.

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Executive Compensation Tables

Mark E. Seaton

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/By Employee for Good Reason		Without Termination	With Termination Without Cause/By Employee for Good Reason		Death	Disability
Amounts Due to Triggering Event
Severance	$—	$—	$3,633,000	(1)	$—	$4,300,000	(2)	$—	$—
Bonus	$—	$—	$—		$—	$1,450,000	(3)	$—	$—
Accelerated Vesting of RSUs(4)	$—	$—	$5,714,797		$6,019,212	$6,019,212		$6,019,212	$6,019,212
Benefit Continuation	$—	$—	$—		$—	$172,268	(5)	$—	$—
Incremental Severance Sub-Total	$—	$—	$9,347,797		$6,019,212	$11,941,480		$6,019,212	$6,019,212
Previously Earned/ Vested Amounts
Vested 401(k) Savings Plan Balance	$824,843	$824,843	$824,843		$824,843	$824,843		$824,843	$824,843
Total Value	$824,843	$824,843	$10,172,640		$6,844,055	$12,766,323		$6,844,055	$6,844,055

(1)
Represents two times the executive officer’s base salary in effect immediately prior to the date of termination and two times the median of the executive officer’s last three annual incentive bonuses.
(2)
Represents two times the executive officer’s base salary in effect immediately prior to the date of termination and two times the executive officer’s target annual incentive bonus for the current fiscal year, or if there is no such target, the average annual discretionary incentive bonus earned by the executive officer during the last three completed fiscal years.
(3)
Represents the pro rata portion of the executive officer’s target annual bonus for the year of termination.
(4)
Unvested RSUs do not accelerate, except in the event of a change-in-control of our Company that is not approved by our Board and in the event of death or disability per our 2010 and 2020 Incentive Compensation Plans and related agreements. For the purpose of this table, we’ve shown the impact of a change-in-control that was not approved by our Board of Directors. In the event of termination after meeting early retirement (age 55 with 10 years of service), normal retirement (age 60, or age 62 for RSUs granted before 2021), or involuntary termination without cause, absent a change-in-control, all unvested Bonus RSUs vest one year after termination. In the event of termination after meeting normal retirement, or for grants made in 2021 and 2022, involuntary termination without cause (absent a change-in-control), all unvested LTI RSUs vest one year after termination. Mr. Seaton was not eligible for early retirement or normal retirement as of December 31, 2023.
(5)
Represents cash payments to the executive officer to cover the cost of purchasing the benefits on an after-tax basis for 24 months post termination.

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Executive Compensation Tables

Lisa W. Cornehl

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/By Employee for Good Reason		Without Termination	With Termination Without Cause/By Employee for Good Reason		Death	Disability
Amounts Due to Triggering Event
Severance	$—	$—	$1,344,000	(1)	$—	$1,540,000	(2)	$—	$—
Bonus	$—	$—	$—		$—	$350,000	(3)	$—	$—
Accelerated Vesting of RSUs(4)	$—	$—	$789,906		$794,352	$794,352		$794,352	$794,352
Benefit Continuation	$—	$—	$—		$—	$45,860	(5)	$—	$—
Incremental Severance Sub-Total	$—	$—	$2,133,906		$794,352	$2,730,212		$794,352	$794,352
Previously Earned/ Vested Amounts
Vested 401(k) Savings Plan Balance	$484,393	$484,393	$484,393		$484,393	$484,393		$484,393	$484,393
Total Value	$484,393	$484,393	$2,618,299		$1,278,745	$3,214,605		$1,278,745	$1,278,745

(1)
Represents two times the executive officer’s base salary in effect immediately prior to the date of termination and two times the median of the executive officer’s last three annual incentive bonuses.
(2)
Represents two times the executive officer’s base salary in effect immediately prior to the date of termination and two times the executive officer’s target annual incentive bonus for the current fiscal year, or if there is no such target, the average annual discretionary incentive bonus earned by the executive officer during the last three completed fiscal years.
(3)
Represents the pro rata portion of the executive officer’s target annual bonus for the year of termination.
(4)
Unvested RSUs do not accelerate, except in the event of a change-in-control of our Company that is not approved by our Board and in the event of death or disability per our 2010 and 2020 Incentive Compensation Plans and related agreements. For the purpose of this table, we’ve shown the impact of a change-in-control that was not approved by our Board of Directors. In the event of termination after meeting early retirement (age 55 with 10 years of service), normal retirement (age 60, or age 62 for RSUs granted before 2021), or involuntary termination without cause, absent a change-in-control, all unvested Bonus RSUs vest one year after termination. In the event of termination after meeting normal retirement, or for grants made in 2021 and 2022, involuntary termination without cause (absent a change-in-control), all unvested LTI RSUs vest one year after termination. Ms. Cornehl was not eligible for early retirement or normal retirement as of December 31, 2023.
(5)
Represents cash payments to the executive officer to cover the cost of purchasing the benefits on an after-tax basis for 24 months post termination.

First American Financial Corporation 2024 Proxy Statement | 59

Executive Compensation Tables

Matthew F. Wajner

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/By Employee for Good Reason		Without Termination	With Termination Without Cause/By Employee for Good Reason		Death	Disability
Amounts Due to Triggering Event
Severance	$—	$—	$67,308	(1)	$—	$1,170,000	(2)	$—	$—
Bonus	$—	$—	$—		$—	$235,000	(3)	$—	$—
Accelerated Vesting of RSUs(4)	$—	$—	$758,394		$808,400	$808,400		$808,400	$808,400
Benefit Continuation	$—	$—	$—		$—	$123,768	(5)	$—	$—
Incremental Severance Sub-Total	$—	$—	$825,702		$808,400	$2,337,168		$808,400	$808,400
Previously Earned/ Vested Amounts
Vested 401(k) Savings Plan Balance	$551,458	$551,458	$551,458		$551,458	$551,458		$551,458	$551,458
Total Value	$551,458	$551,458	$1,377,160		$1,359,858	$2,888,626		$1,359,858	$1,359,858

(1)
Pursuant to our Company’s severance plan generally available to employees without employment or severance agreements, Mr. Wajner could be eligible for 10 weeks of severance pay when laid off or terminated without cause in a situation not involving a change in control, subject to the terms of the plan.
(2)
Represents two times the executive officer’s base salary in effect immediately prior to the date of termination and two times the executive officer’s target annual incentive bonus for the current fiscal year, or if there is no such target, the average annual discretionary incentive bonus earned by the executive officer during the last three completed fiscal years.
(3)
Represents the pro rata portion of the executive officer’s target annual bonus for the year of termination.
(4)
Unvested RSUs do not accelerate, except in the event of a change-in-control of our Company that is not approved by our Board and in the event of death or disability per our 2010 and 2020 Incentive Compensation Plans and related agreements. In the event of termination after meeting early retirement (age 55 with 10 years of service), normal retirement (age 60, or age 62 for RSUs granted before 2021), or involuntary termination without cause, absent a change-in-control, all unvested Bonus RSUs vest one year after termination. In the event of termination after meeting normal retirement, or for grants made in 2021 only, involuntary termination without cause, absent a change-in-control, all unvested LTI RSUs vest one year after termination. Mr. Wajner was not eligible for early retirement or normal retirement as of December 31, 2023.
(5)
Represents cash payments to the executive officer to cover the cost of purchasing the benefits on an after-tax basis for 24 months post termination.

First American Financial Corporation 2024 Proxy Statement | 60

Executive Compensation Tables

Steven A. Adams

		Involuntary Termination			Change-in-Control
Executive Payments and Benefits Upon Termination	Voluntary Termination	For Cause	Without Cause/By Employee for Good Reason		Without Termination	With Termination Without Cause/By Employee for Good Reason		Death	Disability
Amounts Due to Triggering Event
Severance	$—	$—	$20,192	(1)	$—	$1,170,000	(2)	$—	$—
Bonus	$—	$—	$—		$—	$235,000	(3)	$—	$—
Accelerated Vesting of RSUs(4)	$—	$—	$525,057		$550,575	$550,575		$550,575	$550,575
Benefit Continuation	$—	$—	$—		$—	$123,768	(5)	$—	$—
Incremental Severance Sub-Total	$—	$—	$545,249		$550,575	$2,079,343		$550,575	$550,575
Previously Earned/ Vested Amounts
Vested 401(k) Savings Plan Balance	$106,360	$106,360	$106,360		$106,360	$106,360		$106,360	$106,360
Total Value	$106,360	$106,360	$651,609		$656,935	$2,185,703		$656,935	$656,935

(1)
Pursuant to our Company’s severance plan generally available to employees without employment or severance agreements, Mr. Adams could be eligible for 3 weeks of severance pay when laid off or terminated without cause in a situation not involving a change in control, subject to the terms of the plan.
(2)
Represents two times the executive officer’s base salary in effect immediately prior to the date of termination and two times the executive officer’s target annual incentive bonus for the current fiscal year, or if there is no such target, the average annual discretionary incentive bonus earned by the executive officer during the last three completed fiscal years.
(3)
Represents the pro rata portion of the executive officer’s target annual bonus for the year of termination.
(4)
Unvested RSUs do not accelerate, except in the event of a change-in-control of our Company that is not approved by our Board and in the event of death or disability per our 2010 and 2020 Incentive Compensation Plans and related agreements. In the event of termination after meeting early retirement (age 55 with 10 years of service), normal retirement (age 60, or age 62 for RSUs granted before 2021), or involuntary termination without cause, absent a change-in-control, all unvested Bonus RSUs vest one year after termination. In the event of termination after meeting normal retirement, or for grants made in 2021 only, involuntary termination without cause, absent a change-in-control, all unvested LTI RSUs vest one year after termination. Mr. Adams was not eligible for early retirement or normal retirement as of December 31, 2023.
(5)
Represents cash payments to the executive officer to cover the cost of purchasing the benefits on an after-tax basis for 24 months post termination.

Pay Ratio

For purposes of identifying our Company’s median employee from a total annual compensation perspective, our Company applied the following methodology: our Company utilized a measurement date of December 31, 2023; annual total compensation included base salary, overtime, annual bonus, other incentive pay, Company match on retirement programs or profit sharing contributions, the grant date fair value of RSUs and other perquisites; our Company did not apply a cost-of-living adjustment to compensation for employees located outside of the United States.

As of December 31, 2023, our Company had 19,210 employees (United States and non-United States). The median employee’s annual total compensation was $60,340. The resulting Kenneth D. DeGiorgio to median employee pay ratio was 117 to 1 given Kenneth D. DeGiorgio’s total compensation of $7,069,357.

First American Financial Corporation 2024 Proxy Statement | 61

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company. For further information concerning our Company’s pay for performance philosophy and how our Company aligns executive compensation with our Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO (a)(1)	Summary Compensation Table Total for CEO (b)(1)	Compensation Actually Paid to CEO (a)(2)	Compensation Actually Paid to CEO (b)(2)	Average Summary Compensation Table Total for Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (2)	Total Stockholder Return (3)	Peer Group Total Stockholder Return (4)	Net Income (Millions)	Return On Equity (5)

2023	$7,069,357	$—	$8,959,803	$—	$1,508,303	$1,806,958	$126	$134	$217	6.6%
2022	$6,026,599	$9,003,278	$2,859,390	$1,888,355	$2,095,784	$643,489	$99	$122	$263	11.9%
2021	$—	$10,791,103	$—	$17,739,031	$3,812,103	$6,217,027	$143	$119	$1,241	16.9%
2020	$—	$11,173,959	$—	$8,619,580	$3,877,773	$3,091,759	$91	$92	$696	13.8%

(1)
Kenneth D. DeGiorgio has served as Chief Executive Officer of our Company since February 4, 2022 ("CEO (a)"). Dennis J. Gilmore served as Chief Executive Officer of our Company during 2020, 2021, and through February 4, 2022, on which date he became Chairman of our Board ("CEO (b)").

The other NEOs, for each year reported are as follows:

•
2023: Mark E. Seaton, Lisa W. Cornehl, Matthew F. Wajner and Steven A. Adams
•
2022: Mark E. Seaton, Lisa W. Cornehl, Matthew F. Wajner, Steven A. Adams and Christopher M. Leavell
•
2021: Kenneth D. DeGiorgio, Mark E. Seaton, Matthew F. Wajner and Christopher M. Leavell
•
2020: Kenneth D. DeGiorgio, Mark E. Seaton, Matthew F. Wajner and Christopher M. Leavell

(2) SEC rules require certain adjustments be made to the “Summary Compensation Table” totals to determine “Compensation Actually Paid” as reported in the “Pay Versus Performance Table” above. For purposes of the pension valuation adjustments shown below, there was no pension service or prior service cost. In addition, for purposes of the equity award adjustments shown below, no equity awards were granted and vested in 2023 and no dividends or other earnings were paid on equity awards that were not reflected in the fair value of the equity awards. The valuation assumptions used to calculate fair values of equity awards did not materially differ from those disclosed at the time of grant. The following table details the applicable adjustments that were made to determine “Compensation Actually Paid” (all amounts are averages for the named executive officers other than the CEO):

			Pension Adjustments		Equity Award Adjustments
		Summary Compensation Table Total	Deduct, Pension Benefits Reported in Summary Compensation Table	Add, Pension Service Cost	Deduct, Value of Stock Awards Reported in Summary Compensation Table	Add, Year-End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Add (Deduct), Change in Value from Last Day of Prior Year to Vesting Date of Equity Awards Granted in Prior Years which Vested in the Year	Add (Deduct), Year-over-Year Change in Value of Unvested Equity Awards Granted in Prior Years	Deduct, Prior Year End Value of Equity Awards Forfeited in the Year	Compensation Actually Paid

2023	CEO(a)	$7,069,357	$(332,267)	$73,644	$(4,841,829)	$5,301,240	$341,398	$1,348,260	$—	$8,959,803
2023	Other NEOs	$1,508,303	$—	$—	$(865,682)	$783,410	$77,834	$303,093	$—	$1,806,958
2022	CEO(a)	$6,026,599	$—	$120,138	$(3,792,696)	$2,744,980	$(561,910)	$(1,677,721)	$—	$2,859,390
2022	CEO(b)	$9,003,278	$—	$—	$(8,253,842)	$6,020,014	$(1,236,752)	$(3,644,344)	$—	$1,888,355
2022	Other NEOs	$2,095,784	$—	$—	$(1,382,644)	$1,004,967	$(208,969)	$(527,711)	$(337,938)	$643,489
2021	CEO(b)	$10,791,103	$(685,598)	$—	$(5,866,513)	$8,142,961	$546,345	$4,810,734	$—	$17,739,031
2021	Other NEOs	$3,812,103	$(74,798)	$30,276	$(1,945,237)	$2,700,069	$170,574	$1,524,039	$—	$6,217,027
2020	CEO(b)	$11,173,959	$(1,406,274)	$—	$(6,627,923)	$5,262,181	$784,884	$(567,247)	$—	$8,619,580
2020	Other NEOs	$3,877,773	$(444,078)	$25,021	$(2,069,954)	$1,643,422	$240,290	$(180,714)	$—	$3,091,759

(3)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our Company’s share price at the end and the beginning of the measurement period by our Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2019.
(4)
Represents the peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Comparator Companies as described in the Compensation Discussion and Analysis.

First American Financial Corporation 2024 Proxy Statement | 62

Pay Versus Performance

(5)
Our company selected measure is Return on Equity, which is defined as net income attributable to our Company divided by average invested stockholders’ equity (total equity excluding accumulated other comprehensive income/loss and noncontrolling interests), excluding net gains/losses from the investment portfolio; net gains/losses from the venture investment portfolio; and, in the discretion of the Committee, excluding the effects of non-operating items, such as asset impairments and legal settlements.

Financial Performance Measures

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” our Company’s executive compensation program reflects a variable pay-for-performance philosophy. When determining the compensation paid to our NEOs, the Committee considers the quantitative measures used in the Annual Incentive Plan and gives consideration to other performance factors related to financial and operating performance, governance and risk management as well as strategic initiatives. The metrics that our Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by our Company to link executive compensation actually paid to our Company’s NEOs, for the most recently completed fiscal year, to our Company’s performance are as follows:

•
Return on Equity
•
Pretax Margin
•
Earnings Per Share

Each of “Return on Equity” and “Pretax Margin” are described in the section “Executive Compensation – Compensation Discussion and Analysis.”

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” our Company’s executive compensation program reflects a variable pay-for-performance philosophy. While our Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, our Company generally seeks to incentivize long-term performance, and therefore does not specifically align our Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, our Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

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Pay Versus Performance

Compensation Actually Paid, Cumulative TSR and Peer Group TSR

Pay Versus FAF TSR 2020-2023
Indexed Total Shareholder Return
$160
$140
$120
$100
$80
$60
$40
$20
$-
Compensation Actually Paid (CAP) ($Mil.)
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
2020
2021
2022
2023
CAP to CEO (a)
CAP to CEO (b)
Avg. CAP to NEOs
Peer Group TSR
FAF TSR

CEO (a) represents Kenneth D. DeGiorgio and CEO (b) represents Dennis J. Gilmore

FAF represents First American Financial Corporation

First American Financial Corporation 2024 Proxy Statement | 64

Pay Versus Performance

Compensation Actually Paid and Net Income

Pay Versus FAF Net Income 2020-2023
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
FAF Net Income ($Mil.)
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid (CAP) ($Mil.)
2020
2021
2022
2023
CAP to CEO (a)
CAP to CEO (b)
Avg. CAP to Non-CEO NEOs
FAF Net Income

CEO (a) represents Kenneth D. DeGiorgio and CEO (b) represents Dennis J. Gilmore

FAF represents First American Financial Corporation

First American Financial Corporation 2024 Proxy Statement | 65

Pay Versus Performance

Compensation Actually Paid and Return on Equity

Pay Versus Return on Equity 2020-2023
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
Return on Equity
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid (CAP) ($Mil.)
2020
2021
2022
2023
CAP to CEO (a)
CAP to CEO (b)
Avg CAP to Non-CEO NEOs
Return on Equity

CEO (a) represents Kenneth D. DeGiorgio and CEO (b) represents Dennis J. Gilmore

First American Financial Corporation 2024 Proxy Statement | 66

Clawback Policy Actions

During 2023, the Company was required to restate its previously issued financial statements as described in Note 1 Basis of Presentation and Significant Accounting Policies – Revisions and out-of-period adjustments to the Company's Notes to Consolidated Financial Statements of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 20, 2024. In accordance with the Company's Policy Governing the Recovery of Certain Incentive Compensation (the “Policy”), the Compensation Committee reviewed the restated financials and concluded that there was no recovery of erroneously awarded compensation required under the Policy because the restated financials did not impact the incentive-based compensation (including cash bonuses and equity-based incentive awards) received on or after October 2, 2023.

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Director Compensation

The following table sets forth the cash and other compensation earned by directors of our Company, other than executive officers, during the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1) ($)	All Other Compensation ($)		Total ($)
James L. Doti	$135,000		$149,975	$—		$284,975
Dennis J. Gilmore	$245,000		$196,427	$20,000	(2)	$461,427
Reginald H. Gilyard	$105,000		$149,975	$—		$254,975
Parker S. Kennedy	$130,000		$149,975	$20,000	(3)	$299,975
Margaret M. McCarthy	$115,000		$149,975	$—		$264,975
Michael D. McKee	$120,000		$149,975	$—		$269,975
Thomas V. McKernan	$38,877	(4)	$149,975	$—		$188,852
Mark C. Oman	$120,000		$149,975	$—		$269,975
Marsha A. Spence	$63,247		$99,859	$63,700	(5)	$226,806
Martha B. Wyrsch	$114,740		$149,975	$—		$264,715

(1)
The amounts shown are the grant date fair value of stock awards granted in the year as computed in accordance with GAAP using the fair market value (as defined in our 2020 Incentive Compensation Plan) of our common stock on the grant date. For information on the valuation of the awards, refer to Note 18 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(2)
Reflects $20,000 for service on the board of directors of First American Trust, FSB, a subsidiary of our Company. In addition, our Company maintains an office for Mr. Gilmore and provides him with mobile devices and administrative support.
(3)
Reflects $20,000 for service on the board of directors of First American Trust, FSB, a subsidiary of our Company. In addition, our Company maintains an office for Mr. Kennedy and provides him with mobile devices, a computer, other office equipment and administrative support.
(4)
Mr. McKernan retired from service to the Board on May 9, 2023 and his annual retainer was prorated accordingly.
(5)
In May 2022, Ms. Spence entered into an employment agreement to continue as chairman of MLHC for one year. For Ms. Spence's partial year of service until her retirement as chairman of MLHC in May 2023, Ms. Spence was paid a prorated salary of approximately $63,700. Ms. Spence did not receive compensation as a member of the Board until her retirement as chairman of MLHC and her annual retainer was prorated accordingly.

Compensation of non-employee directors consists of several components. The 2023 annual cash retainer was $95,000. The chairman of the Board received an additional annual retainer of $150,000. The lead independent director of our Company received an additional annual retainer of $25,000. The chairs of the Audit Committee, the Compensation Committee, and the Governance Committee received an additional annual retainer equal to $25,000, $15,000 and $10,000, respectively. Members of the Audit Committee, the Compensation Committee, and the Governance Committee received an additional annual retainer equal to $15,000, $10,000 and $10,000, respectively. Retainers, including equity compensation, are prorated for partial-year service. On February 16, 2023, our Company granted to each non-employee director who was serving at such time RSUs with a grant date fair value of $149,975. Director RSUs vest over one year, subject to continued service on the Board. All outstanding awards vest upon retirement irrespective of length of service prior to such retirement. Directors may also receive additional compensation for serving on the board of directors of certain of our Company’s subsidiaries (payments are described in footnotes two and three to the table above).

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Director Compensation

The aggregate number of unvested RSUs held by each non-employee director who served during the year is as set forth in the table below as of December 31, 2023.

Name	Restricted Stock Units (#)
James L. Doti	2,544
Dennis J. Gilmore	19,125	(1)
Reginald H. Gilyard	2,544
Parker S. Kennedy	2,544
Margaret M. McCarthy	2,544
Michael D. McKee	2,544
Thomas V. McKernan (2)	2,544
Mark C. Oman	2,544
Marsha A. Spence	1,776
Martha B. Wyrsch	2,544

(1)
Includes 15,792 LTI PRSUs awarded for his service to the Company before his retirement in 2022 (of which the LTI PRSUs are valued at target based on the applicable three-year, relative total shareholder return metric).
(2)
Mr. McKernan retired from service to the Board on May 9, 2023.

The Board has established stock ownership guidelines for non-employee directors whereby such directors are expected to own at least five times their cash annual retainer in Company common stock. RSUs issued to directors are included for purposes of meeting the guidelines. Directors have five years following commencement of service to satisfy the guidelines.

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Required Information

Code of Ethics

Our Board has adopted a code of ethics that applies to our Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of this code of ethics is posted in the corporate governance section of our Company’s website at www.firstam.com. To the extent our Company waives or amends any provisions of this code of ethics, it will disclose within four business days such waivers or amendments on the above website. The Board also has adopted a broader code of ethics and conduct, applying to all employees, officers and directors, which also has been posted to the website at the address stated above. Each of these codes is available in print to any stockholder who requests it. Such request should be sent to the secretary at 1 First American Way, Santa Ana, California 92707.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines, which have been posted in the corporate governance section of the website at www.firstam.com and are available in print to any stockholder who requests them. Such request should be sent to the secretary at 1 First American Way, Santa Ana, California 92707. In addition to stating the standards that the Board applies in determining whether or not its members are independent, these guidelines state the qualifications and responsibilities of our directors and describe fundamental aspects of our Board and certain of its committees.

Compensation Committee Interlocks and Insider Participation

During 2023, our Compensation Committee consisted of Messrs. Kennedy, McKee and Oman. Each member is not currently and has not formerly been an employee or officer of our Company, other than Mr. Kennedy, who was employed by our Company as our executive chairman until he resigned from that position in February 2012, and there were and are no compensation committee interlocks involving any of the members of the Compensation Committee. See also the section entitled “Transactions and Litigation with Management and Others” on page 18 regarding Mr. Kennedy’s son’s employment by a subsidiary of our Company.

Report of the Audit Committee

The Audit Committee of the Board of Directors reviews the Company’s accounting policies and financial reporting and disclosure practices, system of internal controls, audit process and the process for monitoring compliance with laws, regulations and corporate policies. The Board adopted a revised written charter for the Audit Committee on January 18, 2023. The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed them with management.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the U.S. Securities and Exchange Commission.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers its independence.

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II. Required Information

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and be filed with the U.S. Securities and Exchange Commission.

Audit Committee

James L. Doti, Chairman
Mark C. Oman
Martha B. Wyrsch

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth details regarding equity securities of our Company that were authorized for issuance under the equity compensation plans of our Company as of December 31, 2023.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
	(in thousands, except weighted-average exercise price)
Equity compensation plans approved by security holders	1,851	(1)	—	11,482	(2)
Equity compensation not approved by security holders	—		—	—
	1,851		—	11,482

(1)
Consists of unvested or undistributed restricted stock units under the First American Financial Corporation 2010 and 2020 Incentive Compensation Plans. See Note 18 to our Company’s consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2023 for additional information.
(2)
Consists of 3.005 million shares remaining under the First American Financial Corporation 2020 Incentive Compensation Plan and 8.477 million shares remaining under our Company’s 2010 Employee Stock Purchase Plan.

Relationship with Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC”) was selected by our Audit Committee as the independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2023 and the year ending December 31, 2024. This firm has served as our independent accountants since 2009.

A representative of PwC is expected to participate in the meeting. The representative will have the opportunity to make any desired statement and to answer any appropriate questions by the stockholders.

Principal Accountant Fees and Services

The aggregate fees for 2023 and 2022 in the four categories of service set forth in the table below are as follows:

Aggregate fees billed in year (1)	2023	2022
Audit Fees	$6,439,390	$6,363,269
Audit-Related Fees(2)	$1,582,938	$998,557
Tax Fees(3)	$386,253	$105,859
All Other Fees(4)	$22,053	$5,911

(1)
All amounts include fees, out-of-pocket expenses, local sales and other taxes where applicable, and other disbursements.

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II. Required Information

(2)
These fees were incurred primarily for procedures performed for internal controls reports, registration statements, consultations concerning compliance with certain government regulations and financials accounting and reporting standards.
(3)
These fees were incurred primarily for tax advice, compliance and planning.
(4)
These fees were incurred primarily for services related to software licensing and advisory services.

Policy on Audit Committee Pre-approval of Audit and Permissible Nonaudit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all engagements of our Company’s independent principal registered public accounting firm for audit and nonaudit services. All of these engagements must be pre-approved by the Audit Committee or a designated member of that committee on an individual basis. The Audit Committee or its designee has pre-approved all engagements included in the table above.

Stockholder Proposals, Director Nominations and Proxy Access

In order for a proposal by you or your fellow stockholders to be included in the proxy statement and form of proxy solicited by our Board for our next annual meeting of stockholders, other than nominations of directors, the proposal must be received at 1 First American Way, Santa Ana, California 92707 no later than 6:00 PM, Pacific time, on December 2, 2024, and must comply with all other requirements of SEC Rule 14a-8.

If you wish to submit a proposal for consideration at next year’s annual meeting or make a nomination without including the same in the proxy statement and form of proxy solicited by our Board, your notice must provide the information set forth in the Bylaws (which includes information required under Rule 14a-19) and be delivered to our secretary at 1 First American Way, Santa Ana, California 92707 no earlier than 6:00 PM, Pacific Time, on January 21, 2025, and no later than 6:00 PM, Pacific time, on February 20, 2025, of your intention to do so. If you wait longer, the holders of the proxies solicited by our Board may vote on your proposal at their discretion.

Proxy Access – A stockholder, or group of up to 20 stockholders, owning at least 3% of our Company’s issued and outstanding stock entitled to vote generally in the election of directors continuously for at least three years, may nominate and include in our proxy materials for our next annual meeting of stockholders, director nominees constituting up to 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in our Bylaws, including delivering a complete submission in writing to our secretary at 1 First American Way, Santa Ana, California 92707 by no earlier than 6:00 PM, Pacific time, on November 2, 2024, and no later than 6:00 PM, Pacific time, on December 2, 2024.

Proposals, nominations and notices also must be submitted in accordance with the other applicable provisions of our Bylaws (which includes information required under Rule 14a-19), including the notice provisions.

These deadlines assume that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the one-year anniversary of the date of the current annual meeting. If such an event occurs, we will provide you with notice in our earliest possible quarterly report on
Form 10-Q or on Form 8-K of the respective dates by which such proposals must be received.

Appraisal Rights

You are not entitled to appraisal rights in connection with the approval of the proposals to be voted upon at the meeting.

First American Financial Corporation 2024 Proxy Statement | 72

III. Corporate Responsibility and Sustainability

Recognizing our responsibility to the environment, our employees and our communities, we believe socially responsible and sustainable practices are the right way to do business and will benefit our employees, clients, vendors, stockholders, communities and the environment.

Those interested in learning more about our efforts can read our 2022 Sustainability Report at www.firstam.com/sustainability and visit the Sustainability, FirstAmCares and Supplier Information sections of our website.[1] The Sustainability Report and these website sections are specifically not incorporated by reference into this proxy statement, and you should not consider that information part of this proxy statement.

First American

2022 Sustainability Report

People First
FIRST AMERICAN
People First

First American

2020 Sustainability Report 2020

HUMAN
RIGHTS
CAMPAIGN
FOUNDATION®

2023
2024

EQUALITY 100

Leader in LGBTQ+
Workplace Inclusion

ATs

“Our success is directly tied to our talented workforce, which continues to be recognized for its essential contribution to our world-class culture as evidenced by being named to the 100 Best Companies to Work For by Great Place to Work® and Fortune Magazine in 2023 for the eighth consecutive year.”

- Ken DeGiorgio, CEO

Diversity, Equity and Inclusion:

• We strengthened our workplace community by launching mentorship programs and three new employee resource groups for a total of 10, providing even more opportunities for connection and support within our workforce. Our commitment to inclusion is reflected in our eight consecutive years as a Fortune 100 Best Place to Work For®.

• Primarily as a result of internal initiatives and external partnerships to enhance our recruiting and retention, approximately 31% of new hires in 2023 were from racial ethnic minorities (REM) increasing the total U.S. employees identifying as REM to 31% at the end of 2023, compared with 27% in 2019. Our U.S. employee population is 67% female and representation of women at the executive level has increased by nearly 12% since 2012.

GHG Emissions Comparison, Owned Facilities (metric tons CO_2e)

2020
3,100
1,269
2021
2,794
2,010
2022
2,434
3,808
0
1,000
2,000
3,000
4,000
Scope 2: Electricity
Scope 1: Natural Gas and Company Fleet

year-over-year
(GHG emissions and energy use includes data collected for 16 owned facilities in the U.S, which includes our headquarters campus in Santa Ana, California.)

From Fortune. © 2023 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 100 Best Companies are registered trademarks of Fortune Media IP Limited. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, First American Financial Corporation.

1 Any standards of measurement and performance made in reference to our environmental, social, governance and other sustainability plans and goals are developing and based on assumptions, and no assurance can be given that any such plan, initiative, projection, goal, commitment, expectation, or prospect can or will be achieved. Website references included throughout are provided for convenience only, and the contents of our websites do not constitute a part of and are not incorporated by reference into this proxy statement. Our ESG goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met.

First American Financial Corporation 2024 Proxy Statement | 73

IV. Questions and Answers

Why have I been sent these proxy materials?

Our Board has sent you this proxy statement and the accompanying proxy card to ask for your vote, as a stockholder of our Company, on certain matters that will be voted on at the annual meeting.

What matters will be voted on at the meeting?

The matters scheduled to be voted on at the meeting are:

•
the election of three persons to serve on the Board as Class II directors until the next annual meeting at which Class II directors are elected or as soon as their successors are duly elected and qualified;
•
an advisory vote to approve executive compensation, which we refer to as a “Say on Pay” vote;
•
the ratification of our Company’s selection of PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm for the 2024 fiscal year; and
•
any other business properly raised at the meeting or any postponement or adjournment thereof.

At the time this proxy statement was mailed, our Board was not aware of any other matters to be voted on at the annual meeting.

Does our Board have any recommendations with respect to the listed proposals?

Our Board recommends you vote “FOR”: (1) each of its nominees for Class II director; (2) the Say on Pay proposal; and (3) the ratification of PwC as our Company’s independent registered public accounting firm for the 2024 fiscal year.

When and where will the annual meeting take place?

This year’s annual meeting of stockholders will be held in a virtual-only meeting format online via live webcast using a unique link to be provided by email after registering at register.proxypush.com/FAF on May 21, 2024 at 1:00 PM Pacific Time. Our Company has taken steps to provide stockholders with the same rights and opportunities to participate in the virtual meeting as in an in-person meeting.

Who may attend the annual meeting?

All stockholders of our Company as of the record date, March 25, 2024, are entitled to participate in the annual meeting, including to submit questions or comments electronically during the meeting.

Who is a stockholder of record?

A stockholder of record is a person or entity whose name appears as an owner of one or more shares of our common stock on the records of our transfer agent as of its close of business on the record date.

How do I participate in the annual meeting?

Stockholders may participate in and submit questions at the annual meeting online using a unique link to be provided by email after registering at register.proxypush.com/FAF using the control number provided on their proxy card or voting instruction form. Stockholders will need the latest versions of Chrome, Safari, Internet Explorer, Edge or Firefox to register. Stockholders who pre-register for the meeting on or before May 21, 2024, should receive an email confirming registration. All stockholders who register for the meeting will be sent an email with a link to the meeting approximately one hour before the meeting

First American Financial Corporation 2024 Proxy Statement | 74

IV. Questions and Answers

begins, or, after that, upon registration. Using this link, stockholders will be able to check in to the meeting and wait for the meeting portal to be opened. Stockholders are encouraged to allow ample time for the check-in procedures. The meeting portal will be opened approximately 15 minutes before the annual meeting begins. Stockholders that experience any difficulties registering for the annual meeting may call 1-800-468-9716 to receive support.

Stockholders may submit written questions and comments to our Company once the meeting portal opens and during the annual meeting through the unique link to be provided by email after registering for the meeting at register.proxypush.com/FAF. We intend to answer as many questions as possible during the time allotted. More information on the question and answer process, including the types and number of questions permitted, the length of questions, and how questions will be recognized, answered, and disclosed, will be available in the meeting Rules and Procedures, which will be posted on the meeting website when the meeting portal opens and during the meeting.

Help and technical support is available to assist stockholders with any technical difficulties they may have accessing the virtual annual meeting. If a stockholder encounters any difficulties accessing the virtual annual meeting platform, including any difficulties voting or submitting questions, the stockholder may refer to frequently asked questions that will be linked to in the email that the stockholder receives with the stockholder’s unique link to the meeting. A stockholder may also call the technical support phone number provided on the frequently asked questions webpage.

How many shares are entitled to vote at the meeting?

As of the record date, 103,556,717 shares of our common stock, par value $0.00001 per share, were issued, outstanding and entitled to vote at the meeting.

How many votes do I have?

Each share of common stock is entitled to one vote on each proposal.

How many votes are needed to elect each director?

Each nominee for election to serve as a Class II director who receives a majority of the votes cast at the annual meeting will be elected as a Class II director. However, our Bylaws provide that in uncontested elections, such as the election of Class II directors at this year’s annual meeting, any nominee who does not receive a majority of votes cast “for” his or her election (meaning more votes “for” than “against”) would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the stockholder vote, our Board would then be required to decide whether to accept the resignation after considering the recommendation of the Nominating and Corporate Governance Committee. If the Board accepts the resignation offer, it will thereafter determine whether to fill the resulting vacancy or reduce the size of the Board. A broker non-vote will not affect the outcome of the election of directors nor will it affect whether a director is required to resign after failing to receive a majority of the votes cast in an uncontested election because broker non-votes will not count as votes cast “for” or “against” a director nominee.

Who are the director nominees?

The nominees for Class II directors are:

Dennis J. Gilmore
Margaret M. McCarthy
Martha B. Wyrsch

See biographical information regarding the nominees beginning on page 2.

First American Financial Corporation 2024 Proxy Statement | 75

IV. Questions and Answers

How many votes are needed to approve, on an advisory basis, our Company’s executive compensation?

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal is needed to approve, on an advisory basis, our Company’s executive compensation presented herein. Broker non-votes will not count as shares present and entitled to vote for purposes of this proposal.

Is the Board of Directors bound by the Say on Pay vote?

No. The Say on Pay vote is advisory and non-binding.

How many votes are needed to ratify PwC as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024?

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal is needed to ratify PwC as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

What happens if our Company’s choice of PwC as its independent registered public accounting firm is not ratified by the stockholders?

If the stockholders do not ratify PwC as our Company’s independent registered public accounting firm for the 2024 fiscal year, the Audit Committee will reconsider its choice of PwC as our Company’s independent registered public accounting firm and may retain a different independent registered public accounting firm; however, the Audit Committee may nonetheless determine that it is in our Company’s, and our stockholders’, best interests to retain PwC as our Company’s independent registered public accounting firm. Additionally, even if stockholders ratify the Audit Committee’s selection of PwC as our Company’s independent registered public accounting firm, the Audit Committee may at any time determine that it is in our Company’s, and our stockholders’, best interests to retain a different firm.

How do I vote?

You can vote on matters that properly come before the meeting in one of four ways:

You may vote by mail before the meeting.

You do this by signing and dating the proxy card and mailing it in the enclosed, prepaid and addressed envelope within the required time. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote by telephone before the meeting.

You do this by following the instructions accompanying the proxy card. If you submit your proxy by telephone, your shares will be voted as you instruct. You do not have to separately mail in your proxy card. Some stockholders may not be able to submit their proxy by telephone.

You may vote on the Internet before the meeting.

You do this by following the instructions accompanying the proxy card. If you submit your proxy on the Internet, your shares will be voted as you instruct. You do not have to separately mail in your proxy card. Some stockholders may not be able to submit their proxy on the Internet.

First American Financial Corporation 2024 Proxy Statement | 76

IV. Questions and Answers

You may participate in the virtual meeting and vote online.

In order to attend and vote at the virtual annual meeting, you must register at register.proxypush.com/faf. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the annual meeting and to vote and submit questions during the meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

What happens if I sign and return my proxy card, but don’t mark my votes?

Kenneth D. DeGiorgio, chief executive officer, or Lisa W. Cornehl, senior vice president, chief legal officer, will vote your shares as proxies in accordance with the recommendations of the Board reflected herein or in their discretion on any other matters that may properly come before the annual meeting or any adjournments or postponements thereof.

Can I revoke my proxy?

You have the power to change or revoke your proxy at any time before the polls close at the meeting. You may do this by:

•
signing and returning another proxy card with a later date;
•
if you are a stockholder of record, submitting written notice of your revocation to our secretary at 1 First American Way, Santa Ana, California 92707;
•
submitting your proxy by telephone or on the Internet (only your latest proxy is counted) by 11:59 PM, Central time, on May 20, 2024; or
•
participating in the virtual meeting and voting online during the meeting. Participation in the virtual meeting will not by itself constitute revocation of a proxy.

What happens if my shares are held under the name of a brokerage firm?

If your shares are held in street name, and you do not provide your brokerage firm with specific voting instructions, your brokerage firm is not permitted to vote on certain matters, including the election of directors, and may determine not to vote your shares at all. Therefore, unless you provide specific voting instructions, your shares may not be represented or voted at the meeting.

We encourage you to provide instructions to your brokerage firm by submitting your proxy. This ensures that your shares will be voted at the meeting. You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

Who will count the votes?

An employee of our Company’s transfer agent will serve as the inspector of elections and count the votes.

What does it mean if I get more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

First American Financial Corporation 2024 Proxy Statement | 77

IV. Questions and Answers

What is “householding” and do we do it?

Although we do not “household” for our registered stockholders, some brokers, banks or similar entities holding our common stock for their customers may deliver only one copy of our proxy materials to a household with multiple stockholders sharing the same address, unless contrary instructions have been received from the affected stockholders. This procedure, referred to as “householding,” reduces the volume of duplicate materials stockholders receive and reduces mailing expenses. Stockholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials and wish to receive separate copies of these materials in the future. Alternatively, if you wish to receive a separate set of proxy materials for this year’s annual meeting, we will deliver them promptly upon request to our secretary at 1 First American Way, Santa Ana, California 92707 or at (714) 250-3000.

What constitutes a “quorum?”

A “quorum” refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. A majority of the outstanding shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Without a quorum, no business may be transacted at the annual meeting. However, whether or not a quorum exists, a majority of the shares represented at the annual meeting, either in person or by proxy, may adjourn the annual meeting to another date, time and place. Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

What is a “broker non-vote” and how is it treated?

A “broker non-vote” occurs with respect to a proposal if the proposal is considered non-routine under NYSE Rule 452 and the broker has not received voting instructions from a beneficial owner and, therefore, does not have the discretionary authority to vote shares held by the beneficial owner with respect to such proposal. Broker non-votes are treated as present for purposes of establishing the presence or absence of a quorum. A broker non-vote will not affect the outcome of the election of directors nor will it affect whether a director is required to resign after failing to receive a majority of the votes cast in an uncontested election, such as the election of Class II directors at this year’s annual meeting, because broker non-votes will not count as votes cast “for” or “against” a director nominee. Similarly, broker non-votes will not count as shares present and entitled to vote for purposes of the Say on Pay proposal and will have no effect on the results of that proposal.

How are abstentions treated?

Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter. Abstentions are treated as present and entitled to vote but not as votes “cast” under Delaware law. Because the election of directors is determined by a majority of the votes cast, abstentions have no effect on the outcome of director elections or on whether a director is required to resign after failing to receive a majority of the votes cast in an uncontested election. However, since the proposal to ratify the selection of our Company’s independent public registered accounting firm and the Say on Pay proposal require the affirmative vote of a majority of the shares present and entitled to vote on the proposal, abstentions will have the same effect as a vote “against” those proposals.

What percentage of stock do the directors and executive officers own?

Together, they owned approximately 3.7% of our common stock as of the record date. See “Security Ownership of Management” beginning on page 12 for more details.

First American Financial Corporation 2024 Proxy Statement | 78

IV. Questions and Answers

When are stockholder proposals for our next annual meeting due in order to be included in the proxy statement?

We will consider proposals submitted by stockholders for inclusion in the proxy statement for the annual meeting to be held in 2025 if they are received no later than 6:00 PM, Pacific time, on December 2, 2024 and comply with all other requirements of Securities and Exchange Commission (the “SEC”) Rule 14a-8. This date assumes that the date of our next annual meeting will not be advanced or delayed by more than 30 calendar days from the one-year anniversary of the date of the current annual meeting. See pages 72-80 for more details.

Who is paying the cost of preparing, assembling and mailing the notice of the annual meeting of stockholders, proxy statement and form of proxy, and the solicitation of the proxies?

Our Company. We will also pay brokers and other nominees for the reasonable expenses of forwarding solicitation materials to their customers who own our common stock.

Who may solicit proxies?

In addition to this proxy statement, our directors, officers and other regular administrative employees may solicit proxies. None of them will receive any additional compensation for such solicitation. MacKenzie Partners, Inc., 1407 Broadway, 27th Floor, New York, NY 10018, has been engaged by our Company to solicit proxies at an estimated cost of $14,000 plus reimbursement of reasonable expenses.

How will solicitors contact me?

People soliciting proxies may contact you in person, by mail, by telephone, by e-mail or by facsimile.

Who are the largest principal stockholders outside of management?

The following table lists as of the record date the persons or groups of stockholders who are known to us to be the beneficial owners of more than 5% of our common stock. The information regarding beneficial owners of more than 5% of our common stock was gathered by us from the filings made by such owners with the SEC or from informal sources. Shares that may be acquired within 60 days are treated as outstanding for purposes of determining the amount and percentage beneficially owned. This table does not include shares beneficially owned by our directors and officers and entities controlled by them. See the tables under the heading “Security Ownership of Management” beginning on page 12 for that information.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group(1)	10,135,949	9.8%
BlackRock, Inc.(2)	9,485,534	9.2%
FMR LLC(3)	9,275,976	9.0%
HG Vora Capital Management, LLC(4)	7,000,000	6.8%

(1)
According to a Schedule 13G/A filed on February 13, 2024, as of December 29, 2023, The Vanguard Group beneficially owned 10,135,949 shares of our common stock and had sole voting power over 0 shares, shared voting power over 44,770 shares, sole dispositive power over 9,981,164 shares and shared dispositive power over 154,785 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

Vanguard provides investment management services to our Company’s 401(k) Savings Plan, which plan offers Vanguard investments in its investment choices. Fees paid for investment management of these funds are incorporated into the fund net asset value (NAV) on a daily basis and fully disclosed as an expense ratio for the funds. As a result, these fees are paid by participants in our Company’s 401(k) Savings Plan and are not paid by our Company. The total amount of the fees will fluctuate based on the plan participant allocation decisions. The fees paid are reviewed by the fiduciaries of the 401(k) Savings Plan and are determined to be reasonable for the services provided.

Our Company and our affiliates engage in ordinary course trading; arrangements relating to the placement of investment funds of our Company, our affiliates or their clients; or other transactions or arrangements with The Vanguard Group and its affiliates and related entities. From time to time, The Vanguard Group, its affiliates or their related entities may purchase products or services from our Company or our affiliates. These transactions occur on arm’s-length bases and contain customary terms and conditions.

First American Financial Corporation 2024 Proxy Statement | 79

IV. Questions and Answers

(2)
According to a Schedule 13G/A filed on January 24, 2024, as of December 31, 2023, BlackRock, Inc. beneficially owned 9,485,534 shares of our common stock and had sole voting power over 9,177,978 shares and sole dispositive power over 9,485,534 shares. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.

BlackRock provides investment management services to our Company’s 401(k) Savings Plan, which plan offers a BlackRock investment in its investment choices. Fees paid for investment management of these funds are incorporated into the fund NAV on a daily basis and fully disclosed as an expense ratio for the funds. As a result, these fees are paid by participants in our Company’s 401(k) Savings Plan and are not paid by our Company. The total amount of the fees will fluctuate based on the plan participant allocation decisions. The fees paid are reviewed by the fiduciaries of the 401(k) Savings Plan and are determined to be reasonable for the services provided.

Our Company and our affiliates engage in ordinary course trading; arrangements relating to the placement of investment funds of our Company, our affiliates or their clients; or other transactions or arrangements with BlackRock, Inc. and its affiliates and related entities. From time to time, BlackRock, Inc., its affiliates or their related entities may purchase products or services from our Company or our affiliates. These transactions occur on arm’s-length bases and contain customary terms and conditions.

(3)
According to a Schedule 13G/A filed on February 9, 2024, as of December 29, 2023, FMR LLC, through its subsidiaries, affiliates and other companies, and Abigail P. Johnson, through her family members’ direct and indirect control of FMR LLC and its affiliates, beneficially owned 9,275,976 shares of our common stock and had sole dispositive power over all 9,275,976 shares. Directly or indirectly, FMR had sole voting power over 9,179,117 shares of our common stock. The address of FMR LLC and Ms. Johnson is 245 Summer Street, Boston, MA 02210.

Affiliates of FMR LLC also provide administrative, brokerage, investment advice, and/or recordkeeping services for our 401(k) Savings Plan, incentive compensation plan, deferred compensation plan, employee stock purchase plan and health savings accounts. Annual fees payable for these services are approximately $1.3 million. Fidelity provides investment management services to our Company’s 401(k) Savings Plan, which plan offers Fidelity investments in its investment choices. Fees paid for investment management of these funds are incorporated into the fund NAV on a daily basis and fully disclosed as an expense ratio for the funds. As a result, these fees are paid by participants in our Company’s 401(k) Savings Plan and are not paid by our Company. The total amount of the fees will fluctuate based on the plan participant allocation decisions. The fees paid to FMR LLC and its affiliates relating to these plans and the health savings account are reviewed by our Company’s administrative benefits plan committee and are determined to be reasonable for the services provided.

Our Company and our affiliates engage in ordinary course trading; arrangements relating to the placement of investment funds of our Company, its affiliates or their clients; or other transactions or arrangements with FMR and its affiliates and related entities. From time to time, FMR, LLC, its affiliates or their related entities may purchase products or services from our Company or its affiliates. These transactions occur on arm’s-length bases and contain customary terms and conditions.

(4)
According to a Schedule 13G/A filed on February 14, 2024, as of December 31, 2023, HG Vora Capital Management, LLC and Parag Vora, the manager of HG Vora Capital Management, LLC, beneficially owned 7,000,000 shares of our common stock and had shared voting and dispositive power over all 7,000,000 shares. The address of HG Vora Capital Management, LLC and Mr. Vora is 330 Madison Avenue, 20th Floor, New York, NY 10017.

First American Financial Corporation 2024 Proxy Statement | 80

V. Other Information

Our Annual Report on Form 10-K is available at www.firstam.com/proxymaterials, together with our Company’s notice of annual meeting, proxy statement, and other proxy materials. We will, upon the written request of any stockholder on the record date for the annual meeting, furnish without charge a copy of our Annual Report on Form 10-K filed with the SEC for the year 2023 and will furnish, at a charge of $10, a copy of the exhibits thereto. If applicable, such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the secretary at our executive offices at 1 First American Way, Santa Ana, California 92707.

The Board is not aware of any matters to come before the meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the meeting, the holders of the proxies will vote thereon in their discretion.

By Order of the Board of Directors
Lisa W. Cornehl
Senior Vice President, Chief Legal Officer and Secretary

Santa Ana, California

April 1, 2024

First American Financial Corporation 2024 Proxy Statement | 81

Appendix A

Non-GAAP Financial Measures

This proxy statement contains certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including adjusted return on average total equity, and adjusted pretax margin. Our Company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. Below or as referenced, these non-GAAP financial measures are presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Our Company is presenting adjusted return on average total equity and adjusted pretax margin because our Company’s Compensation Committee uses these measures as a factor in assessing performance for the purpose of making compensation decisions.

Adjusted return on average total equity is a non-GAAP financial measure because it excludes accumulated other comprehensive income/loss and noncontrolling interests from total equity and also excludes current year net gains/losses from both the investment portfolio and certain venture portfolio investments from net income attributable to our Company and from total equity. Adjusted pretax margin is a non-GAAP financial measure because it excludes from pretax income net gains/losses from both the investment portfolio and certain venture portfolio investments.

Adjusted Return on Average Total Equity used by the Compensation Committee	Year Ended December 31, 2023 ($ in millions)
Net income attributable to the Company	$216.8
Total equity	$4,862.8
GAAP return on average total equity	4.5%

Reconciliation of Non-GAAP Adjustments:
Net income attributable to the Company	$216.8
Net losses from the investment portfolio, net of tax	19.8
Net losses from certain venture portfolio investments, net of tax	133.2
Adjusted net income attributable to the Company	$369.8

Total equity	$4,862.8
Accumulated other comprehensive loss	655.8
Noncontrolling interests	14.7
Net losses from the investment portfolio, net of tax	19.8
Net losses from certain venture portfolio investments, net of tax	133.2
Adjusted total equity	$5,686.3
Adjusted return on average total equity	6.6%	(1)

(1) Preliminary calculations of adjusted return on average total equity (6.8% for 2023) were utilized by the Compensation Committee for purposes of determining compensation metric results for the AIP. The plan provides for no adjustment to the resulting payout if the final calculation of the metric would result in a bonus amount that differs by two percent or less from the amount determined by the preliminary calculation.

First American Financial Corporation 2024 Proxy Statement | A-1

Appendix A. Non-GAAP Financial Measures

Adjusted Pretax Margin used by the Compensation Committee	Year Ended December 31, 2023 ($ in millions)
Pretax income	$274.4
Total revenue	$6,003.5
GAAP pretax margin	4.6%

Reconciliation of Non-GAAP Adjustments:
Pretax income	$274.4
Net losses from the investment portfolio	26.0
Net losses from certain venture portfolio investments	175.3
Adjusted pretax income	$475.7

Total revenue	$6,003.5
Net losses from the investment portfolio	26.0
Net losses from certain venture portfolio investments	175.3
Adjusted total revenue	$6,204.8
Adjusted pretax margin	7.7%

Other Non-GAAP Financial Measures

The Company is also presenting adjusted net income per share and, for the title insurance and services and home warranty segments, adjusted pretax margin because they provide the Company’s management and readers of this Proxy Statement with additional insight into the operational performance of the Company. Adjusted net income per share and adjusted pretax margin for the title insurance and services and home warranty segments are non-GAAP financial measures because they exclude net investment losses.

Adjusted Earnings per Share	Year Ended December 31, 2023 ($ in millions)
Net income attributable to the Company	$216.8
Diluted weighted-average common shares	104.6
GAAP earnings per share	$2.07

Reconciliation of Non-GAAP Adjustments:
Net income attributable to the Company	$216.8
Net investment losses, net of tax	152.5
Adjusted net income attributable to the Company	$369.3
Diluted weighted-average common shares	104.6
Adjusted earnings per share	$3.53

First American Financial Corporation 2024 Proxy Statement | A-2

Appendix A. Non-GAAP Financial Measures

Adjusted Pretax Margin for the Title Insurance and Services Segment	Year Ended December 31, 2023 ($ in millions)
Pretax income	$494.0
Total revenue	$5,724.8
GAAP pretax margin	8.6%

Reconciliation of Non-GAAP Adjustments:
Pretax income	$494.0
Net investment losses	38.2
Adjusted pretax income	$532.2

Total revenue	$5,724.8
Net investment losses	38.2
Adjusted total revenue	$5,763.0
Adjusted pretax margin	9.2%

Adjusted Pretax Margin for the Home Warranty Segment	Year Ended December 31, 2023 ($ in millions)
Pretax income	$54.3
Total revenue	$417.2
GAAP pretax margin	13.0%

Reconciliation of Non-GAAP Adjustments:
Pretax income	$54.3
Net investment losses	6.0
Adjusted pretax income	$60.3

Total revenue	$417.2
Net investment losses	6.0
Adjusted total revenue	$423.2
Adjusted pretax margin	14.2%

First American Financial Corporation 2024 Proxy Statement | A-3

1 First American Way, Santa Ana, CA 92707

800.854.3643▼www.firstam.com▼NYSE: FAF

First American Financial Corporation

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 21, 2024

1:00 PM, Pacific Time

To register for the virtual meeting, please follow the instructions below:

•
Visit register.proxypush.com/faf on your smartphone, tablet or computer.
•
As a stockholder, you will then be required to enter your control number which is located in the upper right-hand corner on the reverse side of this proxy card/notice.

After registering, you will receive a confirmation email. Approximately one hour prior to the start of the meeting an email will be sent to the email address you provided during registration with a unique link to the virtual meeting.

Your Vote Is Important to the Company!

First American Financial Corporation
1 First American Way	proxy
Santa Ana, California 92707

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 21, 2024, held in a virtual-only meeting format online via live webcast using a unique link to be provided by email after registering at register.proxypush.com/FAF.

The undersigned stockholder of First American Financial Corporation hereby revokes all previously granted proxies and appoints Kenneth D. DeGiorgio and Lisa W. Cornehl, and each of them, with power to each of substitution, to attend the annual meeting of the stockholders of said corporation to be held May 21, 2024, at 1:00 PM, Pacific Time, virtually via live webcast using a unique link to be provided by email after registering at register.proxypush.com/FAF, and any adjournments or postponements thereof; and to vote the shares of the undersigned at such meeting as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Item 1 becomes unable to serve or for good cause will not serve).

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR EACH NOMINEE AND FOR ITEMS 2 AND 3.

See reverse for voting instructions.

First American Financial Corporation	Shareowner Services P.O. Box 64945

St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE –

Before the meeting– www.proxypush.com/faf
Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 20, 2024.

During the meeting – using a unique link to be provided by email after registering at register.proxypush.com/FAF – You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box in the upper right corner of this proxy card available and follow the instructions.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 20, 2024.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 20, 2024.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Each Nominee and FOR Items 2 and 3.

1.	Election of Class II directors:	01 Dennis J. Gilmore	☐	For	☐	Against	☐	Abstain
		02 Margaret M. McCarthy	☐	For	☐	Against	☐	Abstain
		03 Martha B. Wyrsch	☐	For	☐	Against	☐	Abstain

2.	Advisory vote to approve executive compensation.		☐	For	☐	Against	☐	Abstain

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.		☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH NOMINEE AND FOR ITEMS 2 AND 3.

Address Change? Mark box, sign, and indicate changes below: 	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.